EXHIBIT T3E.5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

:
In re	:	Chapter 11
:
UNO RESTAURANT HOLDINGS	:	Case No. 10-10209 (MG)
CORPORATION, et al.,	:
	:	(Jointly Administered)
Debtors.	:
:

SECOND AMENDED JOINT CONSOLIDATED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF
UNO RESTAURANT HOLDINGS CORPORATION AND
ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

WEIL, GOTSHAL & MANGES LLP
Joseph H. Smolinsky, Esq.
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

Attorneys for the Debtors and
Debtors in Possession

AKIN GUMP STRAUSS HAUER & FELD LLP
Michael S. Stamer, Esq.
Philip C. Dublin, Esq.
One Bryant Park
New York, New York  10036
(212) 872-1000

Counsel for the Majority Noteholder Group

Dated:           June 29, 2010

Page

ARTICLE I		DEFINITIONS AND INTERPRETATION	2
A.	Definitions		2
	1.1	Administrative Expense Claim	2
	1.2	Allowed	2
	1.3	Avoidance Actions	2
	1.4	Backstop Commitment Agreement	2
	1.5	Backstop Commitment Fee	3
	1.6	Backstop Parties	3
	1.7	Backstop Percentage	3
	1.8	Ballot	3
	1.9	Bankruptcy Code	3
	1.10	Bankruptcy Court	3
	1.11	Bankruptcy Rules	3
	1.12	Business Day	3
	1.13	Cash	3
	1.14	Causes of Action	3
	1.15	Centre Partners	3
	1.16	Chapter 11 Cases	4
	1.17	Claim	4
	1.18	Claim Purchase Price	4
	1.19	Claims Purchase	4
	1.20	Claims Purchase Funds	4
	1.21	Claims Purchase Schedule	4
	1.22	Claims Purchasing Agent	4
	1.23	Claims Purchasing Agreement	4
	1.24	Class	4
	1.25	Coliseum	4
	1.26	Collateral	4
	1.27	Committee Settlement	4

i

(continued)

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1.28	Compensation and Benefit Plans	5
1.29	Confirmation Date	5
1.30	Confirmation Hearing	5
1.31	Confirmation Order	5
1.32	Consultant	5
1.33	Consulting Agreement	5
1.34	Creditor	5
1.35	Creditors’ Committee	5
1.36	Cure Amount	5
1.37	Debtors	5
1.38	Deductible Claim	6
1.39	DIP Agent	6
1.40	DIP Facility	6
1.41	DIP Financing Agreement	6
1.42	DIP Financing Claim	7
1.43	DIP Financing Order	7
1.44	DIP Lenders	7
1.45	Disbursing Agent	7
1.46	Disclosure Statement	7
1.47	Disputed	7
1.48	Distribution Record Date	7
1.49	Effective Date	7
1.50	Entity	7
1.51	Escrow Agent	8
1.52	Estate	8
1.53	Existing Equity Holders	8
1.54	Final Order	8
1.55	General Unsecured Claim	8
1.56	Governmental Unit	8

(continued)

Page
1.57	Impaired	8
1.58	Insured Claim	8
1.59	Insured Portion	8
1.60	Intercompany Claim	9
1.61	Intercompany Interest	9
1.62	Interest	9
1.63	Letters of Credit	9
1.64	Lien	9
1.65	Majority Noteholder Group	9
1.66	Management	9
1.67	Management Agreements	9
1.68	Management Incentive Plan	9
1.69	New Board	9
1.70	New Common Stock	9
1.71	New First Lien Credit Agreement	10
1.72	New First Lien Facility	10
1.73	New First Lien Lenders	10
1.74	New Intercreditor Agreement	10
1.75	New Second Lien Notes	10
1.76	New Second Lien Notes Indenture	10
1.77	New Uno	10
1.78	New Uno Bylaws	10
1.79	New Uno Certificate of Incorporation	10
1.80	Newport	10
1.81	Noteholder Deficiency Claim	11
1.82	Other Secured Claim	11
1.83	Participating Noteholder	11
1.84	Petition Date	11
1.85	Plan	11

(continued)

Page
1.86	Plan Documents	11
1.87	Plan Proponents	11
1.88	Plan Rate	11
1.89	Plan Supplement	11
1.90	Prepetition Administrative Agent	12
1.91	Prepetition Credit Agreement	12
1.92	Prepetition Lenders	12
1.93	Priority Non-Tax Claim	12
1.94	Priority Tax Claim	12
1.95	Pro Rata	12
1.96	Professional Compensation and Reimbursement Claim	12
1.97	Proposed Claim Amount	12
1.98	Released Actions	12
1.99	Released Parties	12
1.100	Reorganized Debtors	13
1.101	Reorganized Uno Companies	13
1.102	Restructuring Support Agreement	13
1.103	Restructuring Transactions	13
1.104	Retained Causes of Action	13
1.105	Rights	13
1.106	Rights Exercise Form	13
1.107	Rights Offering	13
1.108	Rights Offering Commencement Date	13
1.109	Rights Offering Documents	13
1.110	Rights Offering Expiration Date	14
1.111	Schedules	14
1.112	Secured Claim	14
1.113	Secured Deductible Claim	14
1.114	Secured Tax Claim	14

(continued)

Page
1.115	Senior Secured Noteholder	14
1.116	Senior Secured Notes	14
1.117	Senior Secured Notes Claim	14
1.118	Senior Secured Notes Indenture	14
1.119	Senior Secured Notes Indenture Trustee	14
1.120	Senior Secured Notes Indenture Trustee Fees	14
1.121	Stockholders’ Agreement	15
1.122	Subordinated Claim	15
1.123	Tax Code	15
1.124	Twin Haven	15
1.125	Unimpaired	15
1.126	Uno Parents	15
1.127	URHC	15
1.128	Voting Deadline	15
1.129	Workers’ Compensation Claim	15
1.130	Workers’ Compensation Programs	15
B.	Interpretation; Application of Definitions; Rules of Construction	16
ARTICLE II	TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FINANCING CLAIMS, PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS, AND PRIORITY TAX CLAIMS; PAYMENT OF SENIOR SECURED NOTES INDENTURE TRUSTEE FEES	16
2.1	Administrative Expense Claims	16
2.2	DIP Financing Claims	16
2.3	Professional Compensation and Reimbursement Claims	17
2.4	Priority Tax Claims	17
2.5	Senior Secured Notes Indenture Trustee Fees	18
ARTICLE III	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	18
ARTICLE IV	TREATMENT OF CLAIMS AND EQUITY INTERESTS	18
4.1	Priority Non-Tax Claims (Class 1)	18

v

(continued)

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4.2	Secured Tax Claims (Class 2)	19
4.3	Other Secured Claims (Class 3)	19
4.4	Senior Secured Notes Claims (Class 4)	19
4.5	General Unsecured Claims (Class 5)	20
4.6	Subordinated Claims (Class 6)	20
4.7	Intercompany Claims (Class 7)	20
4.8	Intercompany Interests (Class 8)	21
4.9	Interests (Class 9)	21
ARTICLE V	IMPLEMENTATION OF THE PLAN	21
5.1	Substantive Consolidation of Debtors for Plan Purposes Only	21
5.2	Restructuring Transactions	22
5.3	Corporate Action	22
5.4	Corporate Existence	23
5.5	Rights Offering	23
5.6	Issuance of New Second Lien Notes	26
5.7	Issuance of New Common Stock	26
5.8	Claims Purchase	27
5.9	Entry into New First Lien Credit Agreement	28
5.10	Cancellation of Notes, Instruments, and Interests	28
5.11	Management Incentive Plan	29
5.12	Cancellation of Liens	29
5.13	Compromise of Controversies	30
5.14	Exemption from Transfer Taxes	30
ARTICLE VI	PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLAN	30
6.1	Date of Distributions	30
6.2	Disbursing Agent	31
6.3	Manner of Payment under the Plan	31
6.4	Delivery of Distributions	31
6.5	Fractional New Common Stock	32

(continued)

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6.6	Fractional Dollars	32
6.7	Time Bar to Cash Payments	33
6.8	Distributions After Effective Date	33
6.9	Setoffs	33
6.10	Allocation of Plan Distributions Between Principal and Interest	33
6.11	Distribution Record Date	34
6.12	Senior Secured Notes Indenture Trustee as Claim Holder	34
ARTICLE VII	PROVISION FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN	34
7.1	Objections to Claims; Prosecution of Disputed Claims	34
7.2	Estimation of Claims	34
7.3	No Distributions Pending Allowance	35
7.4	Distributions After Allowance	35
7.5	Limitations on Amounts to be Distributed to Holders of Deductible Claims	35
ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	36
8.1	Assumption or Rejection of Executory Contracts and Unexpired Leases	36
8.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases	36
8.3	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	36
8.4	Inclusiveness	37
8.5	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	37
8.6	Insurance Policies	37
8.7	Survival of the Debtors’ Indemnification Obligations	38
8.8	Survival of Other Employment Arrangements	38
ARTICLE IX	CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN; IMPLEMENTATION PROVISIONS	38
9.1	Conditions Precedent to Confirmation	38

(continued)

Page
9.2	Conditions Precedent to Effective Date of the Plan	39
9.3	Waiver of Conditions	40
9.4	Failure of Conditions Precedent	40
ARTICLE X	EFFECT OF CONFIRMATION	40
10.1	Vesting of Assets in the Reorganized Debtors	40
10.2	Discharge of Claims and Termination of Interests	41
10.3	Discharge of Debtors	41
10.4	Injunction on Claims	41
10.5	Terms of Existing Injunctions or Stays	42
10.6	Exculpation	42
10.7	Preservation of Causes of Action / Reservation of Rights	43
10.8	Injunction on Causes of Action	43
10.9	Releases By The Debtors	43
10.10	Releases By The Holders of Claims and Interests	44
ARTICLE XI	RETENTION OF JURISDICTION	44
11.1	Retention of Jurisdiction	44
ARTICLE XII	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	46
12.1	Modification of the Plan	46
12.2	Revocation or Withdrawal of the Plan	47
ARTICLE XIII	MISCELLANEOUS PROVISIONS	47
13.1	Effectuating Documents and Further Transactions	47
13.2	Withholding and Reporting Requirements	47
13.3	Plan Supplement	48
13.4	Payment of Statutory Fees	48
13.5	Payment of Post-Effective Date Fees of Senior Secured Notes Indenture Trustee and Claims Purchasing Agent	48
13.6	Dissolution of Creditors’ Committees and Cessation of Fee and Expense Payment	48
13.7	Expedited Tax Determination	49

(continued)

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13.8	Post-Effective Date Fees and Expenses	49
13.9	Substantial Consummation	49
13.10	Severability	49
13.11	Governing Law	49
13.12	Time	50
13.13	Binding Effect	50
13.14	Solicitation of the Plan	50
13.15	Exhibits/Schedules	50
13.16	Notices	51
13.17	Closing of the Chapter 11 Cases	52
13.18	Section Headings	52
13.19	Inconsistencies	53

Uno Restaurant Holdings Corporation; 8250 International Drive Corporation; Aurora Uno, Inc.; B.S. Acquisition Corp.; B.S. of Woodbridge, Inc.; Fairfax Uno, Inc.; Franklin Mills Pizzeria, Inc.; Herald Center Uno Rest. Inc.; Kissimmee Uno, Inc.; Marketing Services Group, Inc.; Newington Uno, Inc.; Newport News Uno, Inc.; Newton Takery, Inc.; Paramus Uno, Inc.; Pizzeria Due, Inc.; Pizzeria Uno Corporation; Pizzeria Uno of 86th Street, Inc.; Pizzeria Uno of Albany Inc.; Pizzeria Uno of Altamonte Springs, Inc.; Pizzeria Uno of Ballston, Inc.; Pizzeria Uno of Bay Ridge, Inc.; Pizzeria Uno of Bayside, Inc.; Pizzeria Uno of Bethesda, Inc.; Pizzeria Uno of Brockton, Inc.; Pizzeria Uno of Buffalo, Inc.; Pizzeria Uno of Columbus Avenue, Inc.; Pizzeria Uno of Dock Square, Inc.; Pizzeria Uno of East Village Inc.; Pizzeria Uno of Fair Oaks, Inc.; Pizzeria Uno of Fairfield, Inc.; Pizzeria Uno of Forest Hills, Inc.; Pizzeria Uno of Kingston, Inc.; Pizzeria Uno of Lynbrook Inc.; Pizzeria Uno of Norfolk, Inc.; Pizzeria Uno of Paramus, Inc.; Pizzeria Uno of Penn Center, Inc.; Pizzeria Uno of Reston, Inc.; Pizzeria Uno of South Street Seaport, Inc.; Pizzeria Uno of Springfield, Inc.; Pizzeria Uno of Syracuse, Inc.; Pizzeria Uno of Union Station, Inc.; Pizzeria Uno of Washington, DC, Inc.; Pizzeria Uno of Westfarms, LLC; Pizzeria Uno, Inc.; Plizzettas of Burlington, Inc.; Plizzettas of Concord, Inc.; Saxet Corporation; SL Properties, Inc.; SL Uno Burlington, Inc.; SL Uno Ellicott City, Inc.; SL Uno Franklin Mills, Inc.; SL Uno Frederick, Inc.; SL Uno Greece, Inc.; SL Uno Gurnee Mills, Inc.; SL Uno Hyannis, Inc.; SL Uno Maryville, Inc.; SL Uno Portland, Inc.; SL Uno Potomac Mills, Inc.; SL Uno University Blvd., Inc.; SL Uno Waterfront, Inc.; SLA Brockton, Inc.; SLA Due, Inc.; SLA Lake Mary, Inc.; SLA Mail II, Inc.; SLA Mail, Inc.; SLA Norfolk, Inc.; SLA Norwood, Inc.; SLA Su Casa, Inc.; SLA Uno, Inc.; SLA Vernon Hills, Inc.; Su Casa, Inc.; Uno Acquisition Parent, Inc.; Uno Bay, Inc.; Uno Enterprises, Inc.; Uno Foods Inc.; Uno Foods International, LLC; Uno Holdings II LLC; Uno Holdings LLC; Uno of America, Inc.; Uno of Astoria, Inc.; Uno of Aurora, Inc.; UNO of Bangor, Inc.; Uno of Concord Mills, Inc.; Uno of Crestwood, Inc.; Uno of Daytona, Inc.; Uno of Dulles, Inc.; Uno of Falls Church, Inc.; Uno of Georgesville, Inc.; Uno of Gurnee Mills, Inc.; Uno of Hagerstown, Inc.; Uno of Haverhill, Inc.; Uno of Henrietta, Inc.; UNO of Highlands Ranch, Inc.; Uno of Indiana, Inc.; Uno of Kingstowne, Inc.; Uno of Kirkwood, Inc.; Uno of Lombard, Inc.; UNO of Manassas, Inc.; Uno of Manchester, Inc.; Uno of Massachusetts, Inc.; Uno of New Jersey, Inc.; Uno of New York, Inc.; Uno of Providence, Inc.; Uno of Schaumburg, Inc.; Uno of Smithtown, Inc.; Uno of Smoketown, Inc.; Uno of Tennessee, Inc.; Uno of Victor, Inc.; Uno Restaurant of Columbus, Inc.; Uno Restaurant of Great Neck, Inc.; Uno Restaurant of St. Charles, Inc.; Uno Restaurant of Woburn, Inc.; Uno Restaurants II, LLC; Uno Restaurants, LLC; UR of Attleboro MA, LLC; UR of Bel Air MD, Inc.; UR of Bowie MD, Inc.; UR of Clay NY, LLC; UR of Columbia MD, Inc.; UR of Columbia MD, LLC; UR of Danbury CT, Inc.; UR of Dover NH, Inc.; UR of Fairfield CT, Inc.; UR of Fayetteville NY, LLC; UR of Fredericksburg VA, LLC; UR of Gainesville VA, LLC; UR of Inner Harbor MD, Inc.; UR of Keene NH, Inc.; UR of Landover MD, Inc.; UR of Mansfield MA, LLC; UR of Melbourne FL, LLC; UR of Merritt Island FL, LLC; UR of Methuen MA, Inc.; UR of Milford CT, Inc.; UR of Millbury MA, LLC; UR of Nashua NH, LLC; UR of New Hartford NY, LLC; UR of Newington NH, LLC; UR of Paoli PA, Inc.; UR of Plymouth MA, LLC; UR of Portsmouth NH, Inc.; UR of Swampscott MA, LLC; UR of Taunton MA, LLC; UR of Tilton NH, LLC; UR of Towson MD, Inc.; UR of Virginia Beach VA, LLC; UR of Webster NY, LLC; UR of Winter Garden FL, LLC; UR of Wrentham MA, Inc.; URC II, LLC; URC, LLC; Waltham Uno, Inc.; and Westminster Uno, Inc., as debtors and debtors in possession, and the Majority Noteholder Group hereby propose the following joint consolidated chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITIONS AND INTERPRETATION

A.  Definitions.

As used in the Plan, the following terms shall have the respective meanings specified below:

1.1  Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases Allowed under and in accordance with, as applicable, sections 330, 364(c)(1), 365, 503(b), 507(a)(2), and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ Estates or operating the Debtors’ businesses, (b) any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, (c) any compensation for professional services rendered and reimbursement of expenses incurred by a professional retained by order of the Bankruptcy Court or otherwise allowed pursuant to section 503(b) of the Bankruptcy Code, (d) the Senior Secured Notes Indenture Trustee Fees, and (e) any fees or charges assessed against the Debtors’ Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

1.2  Allowed means, with reference to any Claim, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim, objection, or request for estimation has been filed on or before any applicable objection deadline, if any, set by the Bankruptcy Court or the expiration of such other applicable period fixed by the Bankruptcy Court, (b) any Claim that is not Disputed, (c) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors or the Reorganized Debtors, as the case may be, pursuant to a Final Order of the Bankruptcy Court, or (d) any Claim that has been allowed hereunder or by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder.  Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

1.3  Avoidance Actions means Causes of Action arising under chapter 5 of the Bankruptcy Code, including, but not limited to, Causes of Action arising under sections 502(d), 510, 542, 543, 547, 548, 549, 550, and 553 of the Bankruptcy Code.

1.4  Backstop Commitment Agreement means the agreement between the Backstop Parties and URHC, substantially in the form contained in the Plan Supplement, pursuant to which the Backstop Parties agree to subscribe for the Rights not subscribed for in the Rights Offering.

1.5  Backstop Commitment Fee means the fully-earned, non-refundable Cash fee, payable on the Effective Date, equal to 2% of the total principal amount of $27 million, the maximum principal amount of New Second Lien Notes that may be offered for purchase at the election of the Debtors, with the consent of the Majority Noteholder Group.

1.6  Backstop Parties means Twin Haven and Coliseum.

1.7  Backstop Percentage means, with respect to any Backstop Party, the percentage constituting such Backstop Party’s commitment to subscribe for Rights not subscribed for in the Rights Offering, as set forth in the Backstop Commitment Agreement.

1.8  Ballot means the document for accepting or rejecting the Plan in the form approved by the Bankruptcy Court and distributed with the Disclosure Statement.

1.9  Bankruptcy Code means chapter 11 of title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.10     Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.11     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases.

1.12     Business Day means any day not designated as a legal holiday by Bankruptcy Rule 9006(a) and any day on which commercial banks in the city of New York, New York are open for business and not authorized, by law or executive order, to close.

1.13     Cash means legal tender of the United States of America.

1.14     Causes of Action means, without limitation, any and all actions, causes of action, proceedings, controversies, liabilities, obligations, rights to legal remedies, rights to equitable remedies, rights to payment and Claims, suits, damages, judgments, Claims, objections to Claims, benefits of subordination of Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, now owned or hereafter acquired by the Debtors, whether arising under the Bankruptcy Code or other federal, state, or foreign law, equity or otherwise, including, without limitation, Avoidance Actions, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date, and the Cash and non-Cash proceeds of any of the foregoing.

1.15     Centre Partners means, collectively, Centre Carlisle UNO LP, Centre Capital Investors IV LP, Centre Capital Coinvestment IV LP, Centre Capital NQ Investors IV LP, and Centre Bregal Partners L.P.

1.16     Chapter 11 Cases means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date, styled In re Uno Restaurant Holdings Corporation, et al., Chapter 11 Case No. 10-10209 (MG) (Jointly Administered), currently pending before the Bankruptcy Court.

1.17     Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.18     Claim Purchase Price has the meaning set forth in Section 5.8(a) of the Plan.

1.19     Claims Purchase has the meaning set forth in Section 5.8(a) of the Plan.

1.20     Claims Purchase Funds means the aggregate Cash payment to be made to the Senior Secured Noteholders pursuant to the Plan.

1.21     Claims Purchase Schedule means the schedule of General Unsecured Claims to be included in the Plan Supplement.

1.22     Claims Purchasing Agent means the Senior Secured Notes Indenture Trustee, in its capacity as agent for purchasing the General Unsecured Claims listed on the Claims Purchase Schedule.

1.23     Claims Purchasing Agreement means that certain claims purchasing agreement, to be entered into by the Claims Purchasing Agent and the Debtors, with consent from the Majority Noteholder Group and the Creditors’ Committee, substantially in the form contained in the Plan Supplement.

1.24     Class means a category of Claims or Interests classified by the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.25     Coliseum means Coliseum Capital Management, LLC or its designee.

1.26     Collateral means any property, or interest in property, of the Estate of any Debtor subject to a Lien, charge, or other encumbrance to secure the payment of performance of a Claim, which Lien, charge, or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.27     Committee Settlement means the global compromise and settlement of certain disputes, as contained in the Plan and supported by the Creditors’ Committee and the Plan Proponents, providing for, among other things, (a) releases of certain parties as specified in the Plan, (b) the Claims Purchase, and (c) subject to certain limitations set forth herein, the release by the Debtors of Avoidance Actions, other than those arising under section 549 of the Bankruptcy Code, against General Unsecured Creditors; provided, however, that all Released Actions shall be retained in connection with the defense against any Claim asserted against the Debtors, provided that the retention of such Released Actions shall not result in any affirmative recovery for the Debtors or the Reorganized Debtors nor affect the Claims Purchase.

1.28     Compensation and Benefit Plans means employee-related plans, including the Debtors’ 401(k) plan and other employee benefit plans.

1.29     Confirmation Date  means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

1.30     Confirmation Hearing means the hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

1.31     Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.32     Consultant means a limited liability company formed on or prior to the Effective Date that will be controlled by Centre Partners.

1.33     Consulting Agreement means that certain consulting agreement, by and among New Uno and the Consultant, substantially in the form contained in the Plan Supplement, under which the Consultant will provide certain consulting services to the Reorganized Debtors.

1.34     Creditor means “creditor” as such term is defined in section 101(1) of the Bankruptcy Code.

1.35     Creditors’ Committee means the statutory committee of creditors holding Unsecured Claims appointed in the Chapter 11 Cases by the United States Trustee for Region 2 pursuant to section 1102(a)(1) of the Bankruptcy Code, as reconstituted from time to time.

1.36     Cure Amount means the monetary amount by which any executory contract or unexpired lease to be assumed under the Plan is in default.

1.37     Debtors means, collectively, Uno Restaurant Holdings Corporation; 8250 International Drive Corporation; Aurora Uno, Inc.; B.S. Acquisition Corp.; B.S. of Woodbridge, Inc.; Fairfax Uno, Inc.; Franklin Mills Pizzeria, Inc.; Herald Center Uno Rest. Inc.; Kissimmee Uno, Inc.; Marketing Services Group, Inc.; Newington Uno, Inc.; Newport News Uno, Inc.; Newton Takery, Inc.; Paramus Uno, Inc.; Pizzeria Due, Inc.; Pizzeria Uno Corporation; Pizzeria Uno of 86th Street, Inc.; Pizzeria Uno of Albany Inc.; Pizzeria Uno of Altamonte Springs, Inc.; Pizzeria Uno of Ballston, Inc.; Pizzeria Uno of Bay Ridge, Inc.; Pizzeria Uno of Bayside, Inc.; Pizzeria Uno of Bethesda, Inc.; Pizzeria Uno of Brockton, Inc.; Pizzeria Uno of Buffalo, Inc.; Pizzeria Uno of Columbus Avenue, Inc.; Pizzeria Uno of Dock Square, Inc.; Pizzeria Uno of East Village Inc.; Pizzeria Uno of Fair Oaks, Inc.; Pizzeria Uno of Fairfield, Inc.; Pizzeria Uno of Forest Hills, Inc.; Pizzeria Uno of Kingston, Inc.; Pizzeria Uno of Lynbrook Inc.; Pizzeria Uno of Norfolk, Inc.; Pizzeria Uno of Paramus, Inc.; Pizzeria Uno of Penn Center, Inc.; Pizzeria Uno of Reston, Inc.; Pizzeria Uno of South Street Seaport, Inc.; Pizzeria Uno of Springfield, Inc.; Pizzeria Uno of Syracuse, Inc.; Pizzeria Uno of Union Station, Inc.; Pizzeria Uno of Washington, DC, Inc.; Pizzeria Uno of Westfarms, LLC; Pizzeria Uno, Inc.; Plizzettas of Burlington, Inc.; Plizzettas of Concord, Inc.; Saxet Corporation; SL

Properties, Inc.; SL Uno Burlington, Inc.; SL Uno Ellicott City, Inc.; SL Uno Franklin Mills, Inc.; SL Uno Frederick, Inc.; SL Uno Greece, Inc.; SL Uno Gurnee Mills, Inc.; SL Uno Hyannis, Inc.; SL Uno Maryville, Inc.; SL Uno Portland, Inc.; SL Uno Potomac Mills, Inc.; SL Uno University Blvd., Inc.; SL Uno Waterfront, Inc.; SLA Brockton, Inc.; SLA Due, Inc.; SLA Lake Mary, Inc.; SLA Mail II, Inc.; SLA Mail, Inc.; SLA Norfolk, Inc.; SLA Norwood, Inc.; SLA Su Casa, Inc.; SLA Uno, Inc.; SLA Vernon Hills, Inc.; Su Casa, Inc.; Uno Acquisition Parent, Inc.; Uno Bay, Inc.; Uno Enterprises, Inc.; Uno Foods Inc.; Uno Foods International, LLC; Uno Holdings II LLC; Uno Holdings LLC; Uno of America, Inc.; Uno of Astoria, Inc.; Uno of Aurora, Inc.; UNO of Bangor, Inc.; Uno of Concord Mills, Inc.; Uno of Crestwood, Inc.; Uno of Daytona, Inc.; Uno of Dulles, Inc.; Uno of Falls Church, Inc.; Uno of Georgesville, Inc.; Uno of Gurnee Mills, Inc.; Uno of Hagerstown, Inc.; Uno of Haverhill, Inc.; Uno of Henrietta, Inc.; UNO of Highlands Ranch, Inc.; Uno of Indiana, Inc.; Uno of Kingstowne, Inc.; Uno of Kirkwood, Inc.; Uno of Lombard, Inc.; UNO of Manassas, Inc.; Uno of Manchester, Inc.; Uno of Massachusetts, Inc.; Uno of New Jersey, Inc.; Uno of New York, Inc.; Uno of Providence, Inc.; Uno of Schaumburg, Inc.; Uno of Smithtown, Inc.; Uno of Smoketown, Inc.; Uno of Tennessee, Inc.; Uno of Victor, Inc.; Uno Restaurant of Columbus, Inc.; Uno Restaurant of Great Neck, Inc.; Uno Restaurant of St. Charles, Inc.; Uno Restaurant of Woburn, Inc.; Uno Restaurants II, LLC; Uno Restaurants, LLC; UR of Attleboro MA, LLC; UR of Bel Air MD, Inc.; UR of Bowie MD, Inc.; UR of Clay NY, LLC; UR of Columbia MD, Inc.; UR of Columbia MD, LLC; UR of Danbury CT, Inc.; UR of Dover NH, Inc.; UR of Fairfield CT, Inc.; UR of Fayetteville NY, LLC; UR of Fredericksburg VA, LLC; UR of Gainesville VA, LLC; UR of Inner Harbor MD, Inc.; UR of Keene NH, Inc.; UR of Landover MD, Inc.; UR of Mansfield MA, LLC; UR of Melbourne FL, LLC; UR of Merritt Island FL, LLC; UR of Methuen MA, Inc.; UR of Milford CT, Inc.; UR of Millbury MA, LLC; UR of Nashua NH, LLC; UR of New Hartford NY, LLC; UR of Newington NH, LLC; UR of Paoli PA, Inc.; UR of Plymouth MA, LLC; UR of Portsmouth NH, Inc.; UR of Swampscott MA, LLC; UR of Taunton MA, LLC; UR of Tilton NH, LLC; UR of Towson MD, Inc.; UR of Virginia Beach VA, LLC; UR of Webster NY, LLC; UR of Winter Garden FL, LLC; UR of Wrentham MA, Inc.; URC II, LLC; URC, LLC; Waltham Uno, Inc.; and Westminster Uno, Inc.

1.38     Deductible Claim means with respect to any Insured Claim, an amount equal to the applicable deductible, self-insured retention, or retrospective rating under the relevant insurance policy and any reimbursement obligation of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including, without limitation, any costs and expenses relating to the defense of such Claim).  For purposes hereof, the term “Deductible Claim” shall include any Secured Deductible Claim.

1.39     DIP Agent means Wells Fargo Capital Finance, Inc., as administrative agent to the DIP Lenders under the DIP Financing Agreement.

1.40     DIP Facility means the postpetition financing provided by the DIP Lenders under the DIP Financing Agreement.

1.41     DIP Financing Agreement means that certain Debtor in Possession Credit Agreement, dated as of January 21, 2010, by and among URHC and certain of its subsidiaries signatories thereto, as borrowers, the Uno Parents and certain other entities signatories thereto, the DIP Agent, and the DIP Lenders, as entered into pursuant to the DIP

Financing Order and as modified, amended, or extended from time to time during the Chapter 11 Cases and any of the documents and instruments related thereto.

1.42     DIP Financing Claim means any Claim against the Debtors arising under, in connection with, or related to the DIP Financing Agreement and all agreements and instruments relating thereto.

1.43     DIP Financing Order means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, and (5) Modifying Automatic Stay, dated February 17, 2010, as may be amended from time to time during the Chapter 11 Cases.

1.44     DIP Lenders means the lenders party to the DIP Financing Agreement.

1.45     Disbursing Agent means any entity (including New Uno or any other Reorganized Debtor if it acts in such capacity) that is to act as a disbursing agent pursuant to Section 6.2 of the Plan.

1.46     Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

1.47     Disputed means, with reference to any Claim, including any portion thereof, (a) any Claim that is listed on the Schedules as unliquidated, disputed, or contingent, (b) any Claim as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or that is otherwise disputed by any Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been determined by a Final Order, or (c) any Claim with respect to which a proof of claim was required to be filed by order of the Bankruptcy Court but as to which such proof of claim was not timely or properly filed.  A Claim that is Disputed as to its amount only shall be deemed Allowed in the amount agreed upon, if any, by the Plan Proponents or Reorganized Debtors, as applicable, and Disputed as to the excess.

1.48     Distribution Record Date means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as may be designated in the Confirmation Order.

1.49     Effective Date means the first (1st) Business Day following the Confirmation Date on which (a) the conditions to effectiveness of the Plan set forth in Section 9.2 of the Plan have been satisfied or otherwise waived in accordance with Section 9.3 of the Plan and (b) no stay of the Confirmation Order is in effect; provided, however, that such Business Day shall be no later than August 31, 2010, unless otherwise agreed to by the Majority Noteholder Group, the DIP Lenders, and the DIP Agent.

1.50     Entity means a person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the Office of the United States Trustee.

1.51     Escrow Agent has the meaning set forth in Section 5.5(f) of the Plan.

1.52     Estate means the estate of any Debtor created under section 541 of the Bankruptcy Code.

1.53     Existing Equity Holders means all parties holding Interests in URHC or the Uno Parents on the Record Date.

1.54     Final Order means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction that has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a stay, new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for stay, new trial, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, stay, new trial, reargument, or rehearing has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied, or a stay, new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and (ii) the time to take any further appeal, petition for certiorari, or move for a stay, new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure may be, but has not been, filed with respect to such order shall not cause such order not to be a Final Order.

1.55     General Unsecured Claim means any Claim against any of the Debtors that (a) is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, DIP Financing Claim, Intercompany Claim, or Subordinated Claim or (b) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.  For the avoidance of doubt, General Unsecured Claims shall include the Noteholder Deficiency Claim.

1.56     Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.57     Impaired means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.58     Insured Claim means any Claim arising from an incident or occurrence that is covered under an applicable Debtor’s general liability insurance policies but shall not include Workers’ Compensation Claims arising out of Workers’ Compensation Programs and employee benefit plans.

1.59     Insured Portion means the portion of any Insured Claim that is covered under an applicable Debtor’s general liability insurance policy and would not constitute a Deductible Claim.

1.60     Intercompany Claim means any Claim held by one Debtor against any other Debtor(s), including, without limitation, (a) any account reflecting intercompany book entries by such Debtor with respect to any other Debtor(s), (b) any Claim not reflected in intercompany book entries that is held by such Debtor, and (c) any derivative Claim asserted or assertable by or on behalf of such Debtor against any other Debtor(s).

1.61     Intercompany Interest means any Interest in any of the Debtors held by (a) any other Debtor other than an Interest held by any of the Uno Parents or (b) an Entity for the purpose of maintaining a state liquor license in connection with the Debtors’ operations.

1.62     Interest means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any right to acquire any such equity security or instrument, including any option, warrant, or other right, contractual or otherwise, to acquire, sell, or subscribe for any such security or instrument.

1.63     Letters of Credit means any letters of credit issued and outstanding under the DIP Financing Agreement and the DIP Financing Order.

1.64     Lien shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

1.65     Majority Noteholder Group means those certain unaffiliated entities that are holders (or advisor, nominee, or investment manager for beneficial holder(s)) of Senior Secured Notes Claims and that are parties to the Restructuring Support Agreement, and any holder of Senior Secured Notes who, after the date of the Restructuring Support Agreement, executes a counterpart to the Restructuring Support Agreement or takes the actions required of a transferee in accordance with Section 3 of the Restructuring Support Agreement.

1.66     Management means the officers of the Debtors.

1.67     Management Agreements means the written employment agreements with existing members of Management.

1.68     Management Incentive Plan means the incentive equity compensation plan for the benefit of Management, substantially in the form contained in the Plan Supplement, providing for ten percent (10%) of the New Common Stock (on a fully-diluted basis), the form, exercise price, vesting, and allocation of which shall be determined by the Majority Noteholder Group, in consultation with New Uno’s chief executive officer.

1.69     New Board means the initial board of directors of New Uno.

1.70     New Common Stock means the shares of common stock, par value $0.01 per share, in New Uno authorized for issuance by New Uno in accordance with the terms hereof on, or as soon as reasonably practicable after, the Effective Date and distributed pursuant to the Plan.

1.71     New First Lien Credit Agreement means that certain credit agreement to be entered into by and among Uno Restaurants, LLC and certain of the Reorganized Debtors, as borrowers and/or guarantors, and the New First Lien Lenders, providing for post-Effective Date financing of the Reorganized Uno Companies on a first lien basis, and any of the documents and instruments related thereto.  The New First Lien Credit Agreement shall be in form and substance acceptable to the Majority Noteholder Group and shall be substantially in the form contained in the Plan Supplement.

1.72     New First Lien Facility means the post-Effective Date financing provided by the New First Lien Lenders under the New First Lien Credit Agreement.

1.73     New First Lien Lenders means the lenders party to the New First Lien Credit Agreement.

1.74     New Intercreditor Agreement means the intercreditor agreement, to be entered into in the event that the Rights Offering is commenced, to be dated as of the Effective Date, by and among the administrative agent under the New First Lien Credit Agreement, Uno Restaurants, LLC, the Reorganized Debtors, and the agent and collateral agent under the New Second Lien Indenture.

1.75     New Second Lien Notes means the new secured notes, in the aggregate principal amount of $27 million, to be issued only in the event the Rights Offering is consummated.  Such New Second Lien Notes (the material terms of which are described in the Disclosure Statement) shall be issued by Uno Restaurants, LLC pursuant to the New Second Lien Notes Indenture and guaranteed by all of the Reorganized Debtors and shall be issued pursuant to the Plan and the Rights Offering Documents on, or as soon as reasonably practicable after, the Effective Date.

1.76     New Second Lien Notes Indenture means the indenture governing the New Second Lien Notes, which shall be entered into on the Effective Date if the Debtors, with the consent of the Majority Noteholder Group, elect to issue the New Second Lien Notes, and which shall be substantially in the form to be filed with the Plan Supplement and the Rights Offering Documents, and shall further be in form and substance acceptable to the Majority Noteholder Group.

1.77     New Uno means URHC, the new parent company of the other Reorganized Debtors on and after the Effective Date.

1.78     New Uno Bylaws means the bylaws of New Uno, substantially in the form contained in the Plan Supplement, and shall further be in form and substance acceptable to the Majority Noteholder Group.

1.79     New Uno Certificate of Incorporation means the certificate of incorporation of New Uno, substantially in the form contained in the Plan Supplement, and shall further be in form and substance acceptable to the Majority Noteholder Group.

1.80     Newport means Newport Global Opportunities Fund, LP.

1.81     Noteholder Deficiency Claim means the deficiency claim of the Senior Secured Notes Indenture Trustee.

1.82     Other Secured Claim means any Secured Claim, other than the DIP Financing Claims and the Senior Secured Notes Claims, that is secured by a Lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

1.83     Participating Noteholder means a Senior Secured Noteholder who elects to purchase New Second Lien Notes offered pursuant to the Rights Offering.

1.84     Petition Date means January 20, 2010, the date on which each of the Debtors filed a voluntary petition for relief commencing the Chapter 11 Cases.

1.85     Plan means this Second Amended Joint Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Uno Restaurant Holdings Corporation and Its Affiliated Debtors and Debtors in Possession (including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto or thereto), either in its present form or as the same may be altered, amended, modified, or supplemented from time to time in accordance with the terms and provisions hereof.

1.86     Plan Documents means the documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on the Effective Date, including, but not limited to, the New Uno Certificate of Incorporation, the New Uno Bylaws, the Stockholders’ Agreement, the New First Lien Credit Agreement, the New Second Lien Notes Indenture, the New Intercreditor Agreement, the Rights Offering Documents, the Backstop Commitment Agreement, the Claims Purchase Schedule, the Claims Purchasing Agreement, and the documents implementing the Restructuring Transactions, each in form and substance acceptable in all respects to the Plan Proponents; provided, however, that the Stockholders’ Agreement and the Backstop Commitment Agreement shall be acceptable in all respects to each member of the Majority Noteholder Group that is to be a party thereunder, the Claims Purchase Schedule and any modification(s) thereto shall be acceptable in all respects to the Creditors’ Committee, and the Claims Purchasing Agreement shall be acceptable in all respects to the Claims Purchasing Agent.

1.87     Plan Proponents means the Debtors and the Majority Noteholder Group.  On and after the Effective Date, any action in the Plan that requires action by the Plan Proponents shall be taken by the Reorganized Debtors.

1.88     Plan Rate means 0.31%, the federal judgment rate on the Petition Date.

1.89     Plan Supplement means a supplemental appendix to the Plan, to be filed with the Bankruptcy Court no later than ten (10) days prior to the Voting Deadline (except as may otherwise be agreed by the Plan Proponents and, with respect to documents that impact the Claims Purchase, including, but not limited to, the Claims Purchase Schedule and the Claims Purchasing Agreement, by the Plan Proponents and the Creditors’ Committee), that will contain, among other things, the Plan Documents, substantially in the form they will be entered into as of the Effective Date.

1.90     Prepetition Administrative Agent means Wells Fargo Foothill, Inc., as administrative agent to the Prepetition Lenders under the Prepetition Credit Agreement.

1.91     Prepetition Credit Agreement means that certain credit agreement, dated as of February 22, 2005 (as amended, supplemented, restated, or otherwise modified prior to the Petition Date), among URHC (as successor to Uno Restaurant Merger Sub, Inc.) and its direct and indirect subsidiaries, as borrowers, the Prepetition Administrative Agent, and the Prepetition Lenders, and any of the documents and instruments related thereto.

1.92     Prepetition Lenders means, collectively, the lenders that are or were parties to the Prepetition Credit Agreement and their successors and assigns.

1.93     Priority Non-Tax Claim means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than an Administrative Claim or a Priority Tax Claim).

1.94     Priority Tax Claim means any Claim of a governmental unit against the Debtors entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.95     Pro Rata means the proportion that a Claim bears to the sum of all Claims (including Disputed Claims) within such Class or group of Classes for which an allocation is being determined, unless the Plan provides otherwise with respect to such Claim or Claims.

1.96     Professional Compensation and Reimbursement Claim means an Administrative Claim under section 330(a), 331, or 503 of the Bankruptcy Code for compensation of a professional or other Person for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Confirmation Date (including, to the extent applicable, the reasonable non-legal expenses of the individual members of the Creditors’ Committee incurred in the discharge of their duties as members of the Creditors’ Committee).

1.97     Proposed Claim Amount has the meaning set forth in Section 5.8(a) of the Plan.

1.98     Released Actions means the Avoidance Actions, other than those arising under section 549 of the Bankruptcy Code, and Causes of Action against the Released Parties.

1.99     Released Parties means, collectively, each of (a) the Debtors, (b) the Reorganized Debtors, (c) the members of the Majority Noteholder Group (and their clients and funds under management and any investment advisors or investment managers of any such member), (d) the holders of Senior Secured Notes Claims, (e) the Senior Secured Notes Indenture Trustee, (f) the members of the Creditors’ Committee, (g) the DIP Lenders, (h) the DIP Agent, (i) the Prepetition Lenders, (j) the Prepetition Administrative Agent, (k) the Existing Equity Holders, and (l) each of the respective officers, directors, employees, attorneys, advisors, insurers, investment bankers, consultants, managers, members, partners, agents, accountants, and other professionals of the parties listed in clauses (a) through (k), and their predecessors, successors, assigns, present and former affiliates (whether by operation of law or otherwise), and equity holders, in each case, in their respective capacities as such.

1.100   Reorganized Debtors means all of the Debtors (including any successor corporation or entity by merger), as reorganized as of the Effective Date in accordance with the Plan.

1.101   Reorganized Uno Companies means New Uno and the other Reorganized Debtors.

1.102   Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of January 19, 2010, by and among URHC, the Uno Parents, Centre Partners, and the Majority Noteholder Group, as amended by Amendment No. 1 to Restructuring Support Agreement, dated as of February 25, 2010, to reflect and incorporate an agreement in principle between the Majority Noteholder Group and the Creditors’ Committee with respect to the Committee Settlement, as the same may be further amended, modified, or supplemented from time to time in accordance with its terms.

1.103   Restructuring Transactions means the mergers, combinations, transfers, and other transactions involving certain of the Debtors to be effected on or about the Effective Date, as set forth in the Plan and the Plan Supplement.

1.104   Retained Causes of Action means all Causes of Action other than the Released Actions.

1.105   Rights means the rights to purchase New Second Lien Notes offered pursuant to the Rights Offering.

1.106   Rights Exercise Form means the form, to be distributed upon the Rights Offering Commencement Date, to subscribe for the Rights, and shall further be in form and substance acceptable to the Backstop Parties.

1.107   Rights Offering means the offer and sale of New Second Lien Notes to Senior Secured Noteholders, as described herein, backstopped by the Backstop Parties, which Rights Offering shall be commenced only at the election of the Debtors, with the consent of the Majority Noteholder Group.

1.108   Rights Offering Commencement Date means the date upon which the Rights Offering commences, which shall be no later than one (1) Business Day after the Rights Offering Documents are filed with the Bankruptcy Court.

1.109   Rights Offering Documents means, collectively, the documents necessary for effectuating the Rights Offering, which shall be substantially in the form contained in the Plan Supplement, and shall further be in form and substance acceptable to the Backstop Parties.

1.110   Rights Offering Expiration Date means 4:00 p.m. (prevailing Eastern Time) on the date that is no later than the fifth (5th) Business Day after the Rights Offering Commencement Date.

1.111   Schedules means the schedules of assets and liabilities, the lists of holders of Interests, and the statements of financial affairs filed by the Debtors in accordance with section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented on or prior to the Confirmation Date.

1.112   Secured Claim means a Claim against the Debtors (a) secured by a Lien on Collateral, to the extent of the value (as of the Effective Date or such other date as may be established by the Court) of such Collateral (i) as set forth in the Plan or (ii) as determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff; provided, however, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim.

1.113   Secured Deductible Claim means any Deductible Claim secured by a letter of credit, surety, or similar instrument that is collateralized by property of the Debtors.

1.114   Secured Tax Claim  means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.115   Senior Secured Noteholder means a holder of Senior Secured Notes under the Senior Secured Notes Indenture.

1.116   Senior Secured Notes means those certain 10% Senior Secured Notes, due 2011, issued pursuant to the Senior Secured Notes Indenture in an aggregate principal amount of $142,000,000.

1.117   Senior Secured Notes Claim means the secured portion of any Claim for principal or interest arising under, in connection with, or related to the Senior Secured Notes Indenture.

1.118   Senior Secured Notes Indenture means that certain indenture governing the Senior Secured Notes, dated as of February 22, 2005 (as amended, supplemented, restated, or otherwise modified prior to the Petition Date), among URHC (as successor to Uno Restaurant Merger Sub, Inc.), as issuer, certain of URHC’s domestic subsidiaries and Uno Holdings II, LLC, as guarantors, and the Senior Secured Notes Indenture Trustee.

1.119   Senior Secured Notes Indenture Trustee means U.S. Bank National Association, as collateral agent and trustee under the Senior Secured Notes Indenture.

1.120   Senior Secured Notes Indenture Trustee Fees means the reasonable fees and expenses of the Senior Secured Notes Indenture Trustee incurred prior to the Effective Date in connection with carrying out its duties as the Senior Secured Notes Indenture Trustee, as provided for under the Senior Secured Notes Indenture.

1.121   Stockholders’ Agreement means that certain agreement, by and among New Uno, members of the Majority Noteholder Group, the Consultant, and such other Entities designated by the Majority Noteholder Group, to be entered into on the Effective Date, substantially in the form included in the Plan Supplement and shall be acceptable in all respects to each party thereto.

1.122   Subordinated Claim means a Claim, if any, subject to subordination under section 510 of the Bankruptcy Code, including, without limitation, any Claim that arises from the rescission of a purchase or sale of a security of any Debtor or any affiliate of any Debtor, for damages arising from purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.123   Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

1.124   Twin Haven means Twin Haven Capital Partners, LLC or its designee.

1.125 Unimpaired means, with respect to a Claim, Class, or Interest, a Claim, Class, or Interest that is not Impaired.

1.126   Uno Parents means, collectively, Uno Acquisition Parent, Inc., Uno Holdings, LLC, and Uno Holdings II, LLC.

1.127   URHC means Uno Restaurant Holdings Corporation, a Delaware corporation.

1.128   Voting Deadline means the date by which a holder of a Claim or Interest must deliver a Ballot voting to accept or reject the Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to the Plan.

1.129   Workers’ Compensation Claim means any Claim against the Debtors held by (i) current and former employees of the Debtors, (ii) beneficiaries of current and former employees of the Debtors, and (iii) Governmental Units, for payment or reimbursement under and according to the terms of the Workers’ Compensation Programs.

1.130   Workers’ Compensation Programs means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job-related illnesses, which were required to be maintained under provisions of non-bankruptcy law.

B.  Interpretation; Application of Definitions; Rules of Construction.

    Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.  Unless otherwise specified, (a) all article, section, schedule, or exhibit references in the Plan are to the respective article of, section in, schedule to, or exhibit to the Plan, as the same may be altered, amended, modified, or supplemented from time to time in accordance with the terms and provisions hereof and (b) all references to dollars are to the lawful currency of the United States of America.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FINANCING
CLAIMS, PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS,
AND PRIORITY TAX CLAIMS; PAYMENT OF SENIOR SECURED NOTES
INDENTURE TRUSTEE FEES

2.1  Administrative Expense Claims

Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, as applicable, on the later to occur of (a) the Effective Date and (b) the date on which an Administrative Expense Claim becomes an Allowed Claim, the Reorganized Debtors shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim or (ii) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms no more favorable to the claimant than as may be agreed upon by and between the holder thereof and the Plan Proponents or the Reorganized Debtors, as the case may be; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred by the Debtors during the Chapter 11 Cases shall be paid or performed when due in the ordinary course of business by the Debtors or Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

2.2  DIP Financing Claims

On the Effective Date, (a) all outstanding DIP Financing Claims shall be indefeasibly paid and satisfied, in full, in Cash by the Debtors, (b) all commitments under the DIP Financing Agreement will terminate, (c) all Letters of Credit outstanding under the DIP Financing Agreement shall either (i) be returned to the issuer undrawn and marked “cancelled”

or rolled into the New First Lien Facility, (ii) be cash collateralized in an amount equal to 105% of the face amount of the outstanding letters of credit, or (iii) be cash collateralized by back-to-back letters of credit, in form and substance and from a financial institution acceptable to such issuer, and (d) all money posted by the Debtors in accordance with the DIP Financing Agreement and the agreements and instruments executed in connection therewith shall be released to the applicable Reorganized Debtors.

2.3  Professional Compensation and Reimbursement Claims

All Entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date pursuant to sections 327, 328, 330, 331, and 503 or 1103 of the Bankruptcy Code shall (i) file their respective applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is forty-five (45) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date that such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between such holder of a Professional Compensation and Reimbursement Claim and the Reorganized Debtors.  Holders of Professional Compensation and Reimbursement Claims that do not file and serve such application by the required deadline shall be forever barred from asserting such Professional Compensation and Reimbursement Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Claims shall be deemed discharged as of the Effective Date.  Objections to Professional Compensation and Reimbursement Claims shall be filed no later than seventy five (75) days after the Effective Date.

2.4  Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date, each holder of an Allowed Priority Tax Claim shall receive, on account of and in full and complete settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, one of the following treatments:  (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as practicable, (ii) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the Plan Rate, over a period ending not later than five (5) years after the Petition Date, (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (iv) upon such other terms as may be agreed to by the Plan Proponents or the Reorganized Debtors, as applicable, and the holder of such Allowed Priority Tax Claim.

2.5  Senior Secured Notes Indenture Trustee Fees

On or as soon as practicable after the Effective Date, the Senior Secured Notes Indenture Trustee Fees shall be paid in Cash to the Senior Secured Notes Indenture Trustee.

ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

3.1       Substantive Consolidation

As set forth more fully below, the Debtors’ Estates are being substantively consolidated for purposes of the Plan only.  Accordingly, for purposes of the Plan, the assets and liabilities of the Debtors are deemed the assets and liabilities of a single, consolidated entity.

3.2       Classification of Claims and Equity Interests

Claims (other than Administrative Expense Claims, DIP Financing Claims, Professional Compensation and Reimbursement Claims, Priority Tax Claims, and Senior Secured Notes Indenture Trustee Fees) and Interests are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

Class	Designation	Impairment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Secured Tax Claims	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4	Senior Secured Notes Claims	Impaired	Yes
5	General Unsecured Claims	Impaired	Yes
6	Subordinated Claims	Impaired	No (deemed to reject)
7	Intercompany Claims	Unimpaired	No (deemed to accept)
8	Intercompany Interests	Unimpaired	No (deemed to accept)
9	Interests	Impaired	No (deemed to reject)

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1  Priority Non-Tax Claims (Class 1)

(a)  Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  Unless otherwise agreed to by the Plan Proponents or the Reorganized Debtors, as applicable, and the holder of an Allowed Priority Non-Tax Claim, each holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, Cash in an amount equal to such

Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.

4.2  Secured Tax Claims (Class 2)

(a)  Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  Except to the extent that a holder of a Secured Tax Claim has been paid by the Debtors prior to the Effective Date and unless otherwise agreed to by the Plan Proponents or the Reorganized Debtors, as applicable, and the holder of an Allowed Secured Tax Claim, each holder of an Allowed Secured Tax Claim shall receive, in full satisfaction and discharge of, and in exchange for, such Allowed Secured Tax Claim, at the sole option of the Plan Proponents or the Reorganized Debtors, as applicable, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to 5%, over a period ending not later than five (5) years after the Petition Date, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

4.3  Other Secured Claims (Class 3)

(a)  Impairment and Voting.  Class 3 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  Unless otherwise agreed to by the Plan Proponents or the Reorganized Debtors, as applicable, and the holder of an Allowed Other Secured Claim, on the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Other Secured Claim shall receive, in full satisfaction and discharge of, and in exchange for, such Allowed Other Secured Claim, one of the following distributions:  (i) reinstatement of any such Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) the payment of such holder’s Allowed Other Secured Claim in full in Cash; (iii) the surrender to the holder or holders of any Allowed Other Secured Claim of the property securing such Claim; or (iv) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code.

4.4  Senior Secured Notes Claims (Class 4)

(a)  Impairment and Voting.  Class 4 is impaired by the Plan.  Each holder of an Allowed Senior Secured Notes Claim is entitled to vote to accept or reject the Plan.

(b)  Distributions.  On the Effective Date, or as soon thereafter as is practicable, each of the Senior Secured Noteholders shall receive, in full satisfaction and discharge of, and in exchange for, its Allowed Senior Secured Notes Claims, its Pro Rata share of (i) 100% of the New Common Stock, subject to dilution by any equity of New Uno that may be issued pursuant to the Management Incentive Plan or in connection with the Consulting Agreement; (ii) the Rights, if applicable; and (iii) up to $1.75 million in the aggregate in Cash from the proceeds of the Collateral securing the Senior Secured Notes Claims, which Cash payment shall be allocated and deemed paid to the Senior Secured Noteholders in accordance with Section 5.8 of the Plan.

(c)  Allowance.  The Senior Secured Notes Claims are Allowed Class 4 Claims in the aggregate total amount of $82,139,134.

4.5  General Unsecured Claims (Class 5)

(a)  Impairment and Voting.  Class 5 is impaired by the Plan.  Each holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)  Distributions.  Holders of General Unsecured Claims shall receive no recovery from the Debtors or the Reorganized Debtors on account of their Claims.1

(c)  Allowance of Noteholder Deficiency Claim.  The Noteholder Deficiency Claim is an Allowed Class 5 Claim in the amount of $65,935,310.

4.6  Subordinated Claims (Class 6)

(a)  Impairment and Voting.  Class 6 is impaired by the Plan.  Each holder of an Allowed Subordinated Claim is conclusively deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  Holders of Subordinated Claims shall receive no recovery from the Debtors or the Reorganized Debtors on account of their Claims.

4.7  Intercompany Claims (Class 7)

(a)  Impairment and Voting.  Class 7 is unimpaired by the Plan.  Each holder of an Allowed Intercompany Claim is conclusively deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  On or prior to the Effective Date, all Intercompany Claims will either be reinstated to the extent determined to be appropriate by the Plan Proponents or the Reorganized Debtors, as applicable, or adjusted, continued, or capitalized (but not paid in Cash), either directly or indirectly, in whole or in part, as determined by the Plan Proponents.

_____________________________
1 See Section 5.8 of the Plan for a discussion of the Claims Purchase.

4.8  Intercompany Interests (Class 8)

(a)  Impairment and Voting.  Class 8 is unimpaired by the Plan.  Each holder of an Allowed Intercompany Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)  Distributions.  Subject to the Restructuring Transactions, on the Effective Date, or as soon thereafter as is practicable, each Allowed Intercompany Interest shall be retained.

4.9  Interests (Class 9)

(a)  Impairment and Voting.  Class 9 is impaired by the Plan.  Each holder of an Allowed Interest is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have rejected the Plan.

(b)  Distributions.  Each holder of an Allowed Interest shall receive no distribution for and on account of such Interest and such Interest shall be cancelled on the Effective Date.

ARTICLE V

IMPLEMENTATION OF THE PLAN

5.1  Substantive Consolidation of Debtors for Plan Purposes Only

(a)  As set forth in Section 3.1 of the Plan, the Debtors’ Estates are being substantively consolidated for Plan purposes only.  The Debtors propose substantive consolidation to avoid the inefficiency of proposing and voting in respect of entity-specific Claims and Interests for which there would be no impact on distributions.  Accordingly, on the Effective Date, all of the Debtors and their Estates shall, for Plan purposes only, be deemed merged and (i) all assets and liabilities of the Debtors shall be treated as though they were merged, (ii) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor (other than those guarantees relating to any Debtor’s obligations under assumed unexpired leases) shall be eliminated and canceled, (iii) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, shall be considered as a single Claim against the substantively consolidated Debtors, and (iv) any Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the substantively consolidated Debtors and a single obligation of the substantively consolidated Debtors on and after the Effective Date.

(b)  The substantive consolidation referred to in the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in Section 5.1(a)) affect (i) the legal and organizational structure of the Debtors or the Reorganized Debtors or (ii) any Intercompany Claims.  As of the Effective Date, each of the Reorganized Debtors shall be deemed to be properly capitalized, legally separate, and distinct entities.

(c)  For the avoidance of doubt, the limited substantive consolidation contemplated herein shall not be construed as substantive consolidation for any other purpose than that described in subpart (a) of this Section.  The Debtors believe that no creditor will receive a recovery inferior to that which it would receive if they proposed a plan that was completely separate as to each entity.  If any party in interest challenges the proposed substantive consolidation, the Debtors reserve the right to establish at the confirmation hearing the ability to confirm that Plan on an entity-by-entity basis.

5.2  Restructuring Transactions

On or about the Effective Date, and without the need for any further action, the Debtors or the Reorganized Debtors, as applicable, may effectuate the Restructuring Transactions to provide an efficient tax and operational structure for the Reorganized Debtors and holders of Claims and Interests, including, but not limited to, (i) causing any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (ii) causing the transfer of Interests or assets between or among the Reorganized Uno Companies, or (iii) engaging in any other transaction in furtherance of the Plan.  The Debtors or the Reorganized Debtors, as applicable, will incur the costs of implementing the Restructuring Transactions.

5.3  Corporate Action

(a)  General.  On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) adoption or assumption, as applicable, of Compensation and Benefit Plans, including the Management Agreements, of the Debtors, as amended or modified, (ii) selection of the directors and officers for New Uno, (iii) issuance of the New Common Stock by New Uno, (iv) entry into the New First Lien Credit Agreement and related documents, (v) entry into the New Second Lien Notes Indenture and related documents, (vi) entry into the New Intercreditor Agreement, (vii) issuance of the New Second Lien Notes, (viii) adoption of the Management Incentive Plan, (ix) entry into the Consulting Agreement, and (x) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date).  All matters provided for in the Plan involving the structure of the Debtors or the Reorganized Debtors and any action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, New Uno, or the other Reorganized Debtors.  On or prior (as applicable) to the Effective Date, the appropriate officers of the Debtors, New Uno, or the other Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including, without limitation, (v) the Stockholders’ Agreement, (w) the New First Lien Credit Agreement and related documents, (x) the New Second Lien Notes Indenture and related documents, (y) the New Intercreditor Agreement, and (z) any and all other agreements, documents, securities, and instruments relating to the foregoing.

(b)  Certificates of Incorporation and Bylaws of New Uno and the Other Reorganized Debtors.  On the Effective Date, New Uno shall adopt the New Uno Certificate of

Incorporation and New Uno Bylaws and shall file the New Uno Certificate of Incorporation with the Secretary of State of the State of Delaware.  In addition, on or before the Effective Date, pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the certificates of incorporation of the Debtors that are corporations and the organization documents for the Debtors that are limited liability companies shall also be amended (and as to the corporate Debtors, filed with the Secretary of State of their respective states of incorporation) as necessary to satisfy the provisions of the Bankruptcy Code and shall include, among other things, (i) a provision prohibiting the issuance of non-voting equity securities and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power.

(c)  Boards of Directors of New Uno and the Other Reorganized Debtors.  On the Effective Date, the operation of New Uno shall become the general responsibility of its board of directors, subject to, and in accordance with, the New Uno Certificate of Corporation and New Uno Bylaws.  The New Board shall consist of seven (7) directors, one of whom shall be Frank Guidara (so long as he remains the chief executive officer of New Uno), four (4) directors selected by Twin Haven, one (1) director selected by Coliseum, and one (1) director selected by Newport.  In accordance with section 1129(a)(5) of the Bankruptcy Code, the Plan Proponents will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the New Board and, to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person.  On the Effective Date, the current members of the Debtors’ board of directors not identified as members of the New Board shall resign.  Each director of New Uno shall serve from and after the Effective Date pursuant to the terms of the New Uno Certificate of Incorporation, New Uno Bylaws, and applicable law.  The boards of directors of each Reorganized Debtor other than New Uno shall remain as they were as of the Petition Date.

(d)  Officers of New Uno and the Other Reorganized Debtors.  The officers of each Reorganized Debtor, on the Effective Date, shall remain as they were as of the Petition Date.  The selection of officers of New Uno after the Effective Date shall be as provided in the New Uno Certificate of Incorporation and New Uno Bylaws.  All existing executive officers of URHC are expected to serve in their existing capacities as officers of New Uno.

5.4  Corporate Existence

Except as otherwise provided in the Plan or Plan Supplement, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Reorganized Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.

5.5  Rights Offering

(a)  Option to Undertake Rights Offering.  At the election of the Debtors, with the consent of the Majority Noteholder Group, the Debtors may commence the Rights Offering, the proceeds of which shall be used to repay all or a portion of the outstanding obligations under the term loan portion of the DIP Facility, thereby facilitating the Debtors’ emergence from chapter 11; provided, however, that use of proceeds of the New First Lien Facility to pay the term loan portion of the DIP Facility shall not exceed $2 million (plus all interest accrued but unpaid as of the closing of such facility).

(b)  Rights Offering.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, each holder of an Allowed Senior Secured Notes Claim as of the Voting Record Date will have the opportunity, but not the obligation, to purchase, for Cash, New Second Lien Notes offered pursuant to the Rights Offering.  The New Second Lien Notes shall be issued by Uno Restaurants, LLC and shall accrue interest at a rate of 15% per annum (of which 10% shall be payable in Cash and 5% shall be paid in kind or in Cash, at the election of the Reorganized Uno Companies) and shall have a final maturity of ninety (90) days following the maturity date of the New First Lien Credit Agreement.  The obligation to repay the New Second Lien Notes will be guaranteed by the Reorganized Debtors and will be secured, on a second lien basis, by substantially all of the assets of Uno Restaurants, LLC and its subsidiaries as further set forth in the Disclosure Statement and the New Second Lien Notes Indenture.

(c)  Calculation of Rights.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, each holder of an Allowed Senior Secured Notes Claim may elect to purchase New Second Lien Notes up to an aggregate principal amount equal to (i) a fraction, the numerator of which is the principal amount of Senior Secured Notes held by such holder and the denominator of which is the aggregate outstanding principal amount of Senior Secured Notes multiplied by (ii) the total principal amount of New Second Lien Notes issued to the holders of Senior Secured Notes in the Rights Offering.  If less than all of the Rights held by the Senior Secured Noteholders are exercised (or deemed exercised), each Backstop Party will purchase that principal amount of New Second Lien Notes equal to (i) the principal amount of New Second Lien Notes issuable upon exercise of such Rights that are not exercised (or deemed exercised) by the Senior Secured Noteholders multiplied by (ii) such Backstop Party’s Backstop Percentage.

(d)  Timing.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, the Rights Offering shall commence on the Rights Offering Commencement Date and shall terminate on the Rights Offering Expiration Date, or such later date as the Plan Proponents may specify in a notice provided to the Senior Secured Notes Indenture Trustee before 9:00 a.m. (prevailing Eastern Time) on the Business Day before the then-effective Rights Offering Expiration Date, all in accordance with the escrow agreement identified in Section 5.5(f) of the Plan.  The Rights Offering Expiration Date is the final date by which a Senior Secured Noteholder may elect to subscribe to the Rights Offering.  Each Senior Secured Noteholder intending to participate in the Rights Offering must affirmatively elect to exercise its Right(s) on or prior to the Rights Offering Expiration Date by completing a Rights Exercise Form.  The Plan Proponents may extend the duration of the Rights Offering or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Rights.

(e)  Exercise of Rights.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, each Senior Secured Noteholder may exercise all or any portion of such Senior Secured Noteholder’s Rights pursuant to the procedures outlined below, as appropriate, but the exercise of any Rights shall be irrevocable.  Any and all disputes concerning the timeliness, viability, form, or eligibility of any exercise of Rights shall be resolved by the Plan Proponents in their sole discretion.  The Plan Proponents may waive any defect or irregularity, or permit a defect or irregularity to be cured, within such times as it may determine to be appropriate, or reject the purported exercise of any Rights when such defect or irregularity exists.  Subscription instructions shall be deemed not to have been properly completed until all irregularities have been waived or cured within such time as the Plan Proponents determine in their discretion reasonably exercised in good faith.  The Plan Proponents reserve the right, but are under no obligation, to give notice to any Senior Secured Noteholder regarding any defect or irregularity in connection with any purported exercise of Rights by such Senior Secured Noteholder and the Plan Proponents may, but are under no obligation to, permit such defect or irregularity to be cured within such time as they may determine; provided, however, that none of the Plan Proponents or their respective officers, directors, employees, agents, advisors, or respective affiliates shall incur any liability for failure to give such notification.  To the extent there is any conflict between the Plan and the Rights Offering Documents, the provisions of the Rights Offering Documents shall control.

(f)  Funding.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, as promptly as practicable following entry of the Confirmation Order, but in no event later than two (2) Business Days after the Rights Offering Expiration Date, the Debtors, either directly or through the U.S. Bank National Association (in such capacity, the “Escrow Agent”), shall notify each Participating Noteholder of the principal amount of New Second Lien Notes that it will be permitted to purchase and the purchase price for such New Second Lien Notes.  Each Participating Noteholder shall be required to tender the purchase price to the Escrow Agent so that it is actually received no later than seven (7) Business Days after the date the Confirmation Order is entered.  The payments made in accordance with the Rights Offering shall be deposited and held by the Escrow Agent, in accordance with an escrow agreement between the Debtors and the Escrow Agent, in an escrow account or similarly segregated account(s) at U.S. Bank National Association, which shall be separate and apart from the Escrow Agent’s general operating funds and any other funds subject to any Lien or any cash collateral arrangements and which segregated account(s) will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date.  The Escrow Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any Lien or other encumbrance, but the Escrow Agent shall be paid its reasonable fees and expenses pursuant to the Escrow Agreement.  On the Effective Date, the proceeds of the Rights Offering shall be used to repay all or a portion of the outstanding obligations under the term loan portion of the DIP Facility, thereby facilitating the Debtors’ emergence from chapter 11, and the Backstop Commitment Fee shall be paid; provided, however, that use of proceeds of the New First Lien Facility to pay the term loan portion of the DIP Facility shall not exceed $2 million (plus all interest accrued but unpaid as of the closing of such facility).

(g)  Transferability.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, the Rights will be transferable subject to compliance with applicable securities laws.  The Rights shall not be listed or quoted on any public or over-the-counter exchange or quotation system.

(h)  Option to Terminate.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, the Debtors may, with the consent of the Majority Noteholder Group, decide not to continue with the Rights Offering or terminate the Rights Offering at any time prior to the Confirmation Hearing.

5.6  Issuance of New Second Lien Notes

(a)  Timing.  In the event that the Debtors, with the consent of the Majority Noteholder Group, elect to initiate the Rights Offering, the New Second Lien Notes Indenture and related documents (including the New Intercreditor Agreement) shall be executed and delivered on the Effective Date, and Uno Restaurants, LLC shall be authorized to issue the New Second Lien Notes, and Uno Restaurants, LLC and the other Reorganized Debtors shall be authorized to execute, deliver, and enter into, inter alia, the New Second Lien Notes Indenture and related documents, without the need for any further corporate action and without further action by the holders of Claims or Interests.  On the Effective Date, the New Second Lien Notes shall be issued on behalf of Uno Restaurants, LLC to those Participating Noteholders.  Summaries of the New Second Lien Notes Indenture and the related documents are contained in the Disclosure Statement and a copy of the New Second Lien Notes Indenture and any related documents will be filed as part of the Plan Supplement.

(b)  Exemption from Securities Laws.  The issuance of the New Second Lien Notes shall be, and shall be deemed, to the maximum extent provided in section 1145 of the Bankruptcy Code and under applicable nonbankruptcy law, to be exempt from registration under any applicable federal or state securities laws, including under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and Uno Restaurants, LLC will not be subject to the reporting requirements of the Securities Exchange Act of 1934.  The New Second Lien Notes issued pursuant to the Plan shall be freely tradeable under section 1145 of the Bankruptcy Code.

5.7  Issuance of New Common Stock

(a)  Issuance.  On the Effective Date, New Uno shall issue such New Common Stock and all instruments, certificates, and other documents required to be issued or distributed pursuant to the Plan and the Plan Supplement without further act or action under applicable law, regulation, order, or rule and without the need for any further corporate action.

(b)  Exemption from Securities Laws.  The issuance of the New Common Stock shall be, and shall be deemed, to the maximum extent provided in section 1145 of the Bankruptcy Code and under applicable nonbankruptcy law, to be exempt from registration under any applicable federal or state securities laws, including under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and New Uno will not be subject to the reporting requirements of the Securities Exchange Act of 1934.  The New Common Stock issued pursuant to the Plan shall be fully paid and non-assessable and, subject to the terms of the Stockholders’ Agreement, freely tradeable under section 1145 of the Bankruptcy Code.

5.8  Claims Purchase

(a)  General.  The Creditors’ Committee’s support of the Plan is premised on the Committee Settlement, which provides for, among other things, the purchase of the General Unsecured Claims on the Claims Purchase Schedule in accordance with this Section 5.8 of the Plan (the “Claims Purchase”).  The Senior Secured Noteholders have agreed to use the Claims Purchase Funds solely to acquire those General Unsecured Claims listed on the Claims Purchase Schedule, to the extent such Claims remain outstanding as of the Effective Date; provided, however, that such holder of the General Unsecured Claim being purchased (i) voted its Ballot to accept the Plan and to grant the Releases set forth in the Plan and (ii) does not object to confirmation of the Plan.  For each General Unsecured Claim included on the Claims Purchase Schedule, the following shall be listed:  (i) the “Scheduled/Filed Amount,” which shall be the amount of such Claim as listed in the Debtors’ Schedules or set forth on the proof of claim filed by the holder of such Claim, (ii) the amount of such Claim for purposes of the Claims Purchase (the “Proposed Claim Amount”), and (iii) the amount that is equal to 10% of such Proposed Claim Amount, subject to the provisions of Section 5.8(b) of the Plan (the “Claim Purchase Price”).  Claims included on the Claims Purchase Schedule shall be purchased (subject to the conditions contained in this Section 5.8 of the Plan) for the amounts listed for such Claims under the heading “Claim Purchase Price.”  The Plan shall serve as the notice of transfer of Claim required under Bankruptcy Rule 3001(e).

(b)  Calculation of the Claims Purchase Funds.  The Claims Purchase Funds shall be equal to the aggregate total of the proposed “Claim Purchase Price” of all Claims set forth on the Claims Purchase Schedule; provided, however, that to the extent the aggregate Claim Purchase Price for all General Unsecured Claims included on the Claims Purchase Schedule exceeds $1.75 million, the Claim Purchase Price of each Claim on the Claims Purchase Schedule shall be reduced, Pro Rata, such that the aggregate Claim Purchase Price for all Claims on the Claims Purchase Schedule equals $1.75 million; provided, further, that to the extent that the total Claim Purchase Price is less than $1.0 million, the Claim Purchase Price for each Claim on the Claims Purchase Schedule shall be increased, Pro Rata, such that the aggregate Claim Purchase Price for all Claims on the Claims Purchase Schedule equals $1.0 million.  Notwithstanding the foregoing, in no event shall any holder of a General Unsecured Claim listed on the Claims Purchase Schedule receive Cash in excess of the “Claim Purchase Price” listed with respect to such Claim.

(c)  Claims Purchasing Agent.  On the Effective Date, the Claims Purchase Funds shall be distributed to the Claims Purchasing Agent, and the Claims Purchasing Agent shall discharge such duties in accordance with the Plan and subject to the Claims Purchasing Agreement.  Such amount shall be held in an escrow account, or similarly segregated account(s), which shall be separate and apart from the Claims Purchasing Agent’s general operating funds and any other funds which may be subject to any Lien or any cash collateral agreements (whether pursuant to the New First Lien Credit Agreement, the New Second Lien Notes Indenture, or otherwise) and which segregated account(s) shall be maintained for the purpose of holding the money for administration of the Claims Purchase.  The Claims Purchasing Agent shall be authorized to make the foregoing payments pursuant to the Claims Purchase Schedule on behalf of the Senior Secured Noteholders; provided, however, that notwithstanding anything herein, in the Disclosure Statement, or in the Confirmation Order to the contrary, the Noteholder

Deficiency Claim and any other deficiency claims shall not be listed on the Claims Purchase Schedule unless otherwise agreed by the Creditors’ Committee and the Plan Proponents.  Under no circumstances shall the Senior Secured Noteholders (either directly or through the Claims Purchasing Agent) pay (i) in excess of $1.75 million in the aggregate for the Claims on the Claim Purchase Schedule or (ii) less than $1.0 million in the aggregate for the Claims on the Claims Purchase Schedule.

(d)  Timing of Claims Purchase.  The Claims Purchase shall commence on or as soon as practicable after the Effective Date, with the Majority Noteholder Group determining the order in which the Claims on the Claims Purchase Schedule are purchased (which, in the first instance, shall be in the order in which they are listed on the Claims Purchase Schedule).

(e)  Manner of Claims Purchase and Delivery of Payment.  Unless otherwise specified herein, unless the holder of a Claim on the Claims Purchase Schedule agrees otherwise, any payment in Cash to be made by the Claims Purchasing Agent shall be made, at the election of the Claims Purchasing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.  The provisions in Section 6.4(a) and (b) of the Plan shall govern the delivery of payments made to General Unsecured Creditors in connection with the Claims Purchase.

(f)  Modifications to Claims Purchase Schedule.  The Majority Noteholder Group, with the consent of the Creditors’ Committee and in consultation with the Debtors or the Reorganized Uno Companies, as applicable, reserves the right to modify the Claims Purchase Schedule prior to or subsequent to the Effective Date without further order of the Court; provided, however, that a Claim may be removed from the Claims Purchase Schedule only to the extent that (i) such Claim is subject to setoff, (ii) the holder of such Claim has not voted to accept the Plan and grant the releases set forth in the Plan, or (iii) the holder of such Claim has objected to confirmation of the Plan.  Notwithstanding the forgoing, the Majority Noteholder Group, with the consent of the Creditors’ Committee and in consultation with the Debtors or the Reorganized Uno Companies, as applicable, may determine that the purchase amount for any individual Claim listed on the Claims Purchase Schedule shall not exceed a certain dollar cap; provided, however, that the dollar cap shall not be set at an amount less than $100,000.

5.9  Entry into New First Lien Credit Agreement

On or as of the Effective Date, Uno Restaurants, LLC and the other Reorganized Debtors shall enter into the New First Lien Credit Agreement, in form and substance acceptable to the Majority Noteholder Group, the proceeds of which shall be used to repay the outstanding obligations under the revolving loan portion of the DIP Facility, as well as any remaining outstanding obligations under the term loan portion of the DIP Facility; provided, however, that use of proceeds of the New First Lien Facility to pay the term loan portion of the DIP Facility shall not exceed $2 million (plus all interest accrued but unpaid as of the closing of such facility).  The New First Lien Credit Agreement shall be substantially in the form contained in the Plan Supplement.

5.10     Cancellation of Notes, Instruments, and Interests

On the Effective Date, except as otherwise provided for herein, all (a) notes (including the Senior Secured Notes), Interests, bonds, indentures (including the Senior Secured Notes Indenture), stockholders agreements, registration rights agreements, repurchase agreements, and repurchase arrangements or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be cancelled, (b) the obligations of the Debtors and the Senior Secured Notes Indenture Trustee, as applicable, under any agreements, stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or indentures (including the Senior Secured Notes Indenture) governing the Senior Secured Notes, the Interests, and any other notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged.  Notwithstanding the foregoing and anything contained in the Plan, the Senior Secured Notes Indenture shall continue in effect to the extent necessary to (i) allow the Debtors, the Reorganized Debtors, or the Senior Secured Notes Indenture Trustee to make distributions pursuant to the Plan on the Effective Date or as soon thereafter as is reasonably practicable on account of the Senior Secured Noteholder Claims under the Senior Secured Notes Indenture, (ii) permit the Senior Secured Notes Indenture Trustee to be paid the Senior Secured Notes Indenture Trustee Fees, (iii) permit the Senior Secured Notes Indenture Trustee to appear in the Chapter 11 Cases, and (iv) permit the Senior Secured Notes Indenture Trustee to perform any functions that are necessary in connection with the foregoing clauses (i) through (iii); provided, however, that for the avoidance of doubt, the Debtors’ obligations pursuant to the Senior Secured Notes Indenture shall be, and shall be deemed to be, fully and completely terminated and discharged upon the making of the distributions set forth in clause (i) hereof.

Nothing herein shall impair the rights of the Senior Secured Notes Indenture Trustee to enforce its charging liens, created in law or pursuant to the Senior Secured Notes Indenture, against property that would otherwise be distributed to the Senior Secured Noteholders.  Without further action or order of the Bankruptcy Court, the charging liens of the Senior Secured Notes Indenture Trustee shall attach to any property distributable to the holders of Allowed Senior Secured Notes Claims under the Plan with the same priority, dignity, and effect that such liens had on property distributable under the Senior Secured Notes Indenture.  Notwithstanding anything herein to the contrary, the Senior Secured Notes Indenture Trustee shall not be permitted to enforce its charging lien or charge any fees, expenses, or other amounts against the Claims Purchase Funds.

5.11     Management Incentive Plan

As of the Effective Date, New Uno shall establish the Management Incentive Plan, which shall provide for 10% of the New Common Stock (on a fully diluted basis) to be available for issuance to the officers and key employees of the Reorganized Debtors and its affiliates.  The vesting and allocation of the New Common Stock under the Management Incentive Plan shall be determined by the Majority Noteholder Group, in consultation with New Uno’s chief executive officer.

5.12     Cancellation of Liens

Except as otherwise provided for pursuant to the Plan, the DIP Financing Agreement, and the DIP Financing Order, upon the occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any Collateral or other property of any Debtor (including any cash Collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases.

5.13     Compromise of Controversies

In consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

5.14     Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  Without limiting the foregoing, any issuance, transfer, or exchange of a security or any making or delivery of an instrument of transfer pursuant to the Plan shall be exempt from the imposition and payment of any and all transfer taxes (including, without limitation, any and all stamp taxes or similar taxes and any interest, penalties, and additions to the tax that may be required to be paid in connection with the consummation of the Plan and the Plan Documents) pursuant to sections 1146(a), 505(a), 106, and 1141 of the Bankruptcy Code.

ARTICLE VI

PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLAN

6.1  Date of Distributions

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is reasonably practicable.  Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day and shall be deemed to have been made on the date due.  Any payments or distributions to be made pursuant to the Plan shall be deemed to be made timely if made within thirty (30) days after the dates specified in the Plan.

6.2  Disbursing Agent

(a)  Distributions by the Disbursing Agent.  Unless otherwise specified herein, all distributions under the Plan shall be made by a Disbursing Agent.  Any Disbursing Agent shall be deemed to hold all property to be distributed hereunder in trust for the Entities entitled to receive same.  Any Disbursing Agent shall not hold an economic or beneficial interest in such property.  Notwithstanding the foregoing, nothing herein shall affect the charging lien of the Senior Secured Notes Indenture Trustee; provided, however, that the Senior Secured Notes Indenture Trustee shall not be permitted to enforce its charging lien or charge any fees, expenses, or other amounts against the Claims Purchase Funds.  No Disbursing Agent hereunder, including, without limitation, the Senior Secured Notes Indenture Trustee and the Claims Purchasing Agent, shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

(b)  Powers of the Disbursing Agent.  Any Disbursing Agent shall be empowered to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan, (b) make distributions contemplated by the Plan, (c) comply with the Plan and the obligations hereunder, and (d) exercise such other powers as may be vested in such Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(c)  Exculpation. From and after the Effective Date, any Disbursing Agent shall be exculpated by all Entities, including, without limitation, holders of Claims and Interests and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of such Disbursing Agent.  No holder of a Claim or an Interest or other party in interest shall have or pursue any claim or cause of action against any Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

6.3  Manner of Payment under the Plan

Unless otherwise specified herein or unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by a Disbursing Agent shall be made, at the election of the Reorganized Debtors, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that no Cash payments shall be made to a holder of an Allowed Claim until such time as the amount payable thereto is equal to or greater than One Hundred Dollars ($100.00), unless a request therefor is made in writing to the appropriate Disbursing Agent.

6.4  Delivery of Distributions

(a)  Last Known Address.  Subject to the provisions of Bankruptcy Rule 9010, distributions and deliveries to holders of Allowed Claims shall be made at the address of such holders as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such holders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address.

(b)  Undeliverable Distributions.  In the event that any distribution to any holder is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of such Disbursing Agent until such time as a distribution becomes deliverable; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to New Uno, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary.  All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind.  Nothing contained in the Plan shall require any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

(c)  Distributions by the Senior Secured Notes Indenture Trustee.  The Senior Secured Notes Indenture Trustee shall be the Disbursing Agent for the Senior Secured Notes Claims and also shall act as the Claims Purchasing Agent, pursuant to the Claims Purchasing Agreement consistent with the terms of the Plan.  Distributions under the Plan to holders of Allowed Senior Secured Notes Claims shall be made by the Reorganized Debtors to the Senior Secured Notes Indenture Trustee, which, in turn, shall make the distributions to the holders of such Allowed Senior Secured Notes Claims and, upon completion thereof, shall be discharged from all of their obligations associated with the Senior Secured Notes.  With respect to the Claims Purchase Funds, the Senior Secured Notes Indenture Trustee shall, in lieu of distributing such funds to the holders of Allowed Senior Secured Notes Claims, use such funds to effectuate the purchase of General Unsecured Claims on the Claims Purchase Schedule in accordance with Section 5.8 of the Plan.

6.5  Fractional New Common Stock

No fractional shares of New Common Stock shall be issued.  Fractional shares of New Common Stock shall be rounded to the next greater or next lower number of shares in accordance with the following method:  (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number.  The total number of shares or interests of New Common Stock to be distributed to a Class hereunder shall be adjusted as necessary to account for the rounding provided for in this Section 6.5.

6.6  Fractional Dollars

With respect to any Cash distributions, at the election of the Reorganized Uno Companies, no distributions of fractional dollars need be made.  Any distribution of Cash may be rounded to the next greater or next lower whole dollar amount in accordance with the following method:  (a) fractions of fifty cents ($0.50) or greater shall be rounded to the next higher whole dollar amount, and (b) fractions of less than fifty cents ($0.50) shall be rounded to the next lower whole dollar amount.

6.7  Time Bar to Cash Payments

Checks issued by the Reorganized Uno Companies on account of Allowed Claims shall be null and void if not negotiated within 180 days from and after the date of issuance thereof.  Requests for re-issuance of any check shall be made directly to New Uno by the holder of the Allowed Claim with respect to which such check originally was issued.  Any claim in respect of such a voided check shall be made on or before the later of (a) the first (1st) anniversary of the Effective Date or (b) 180 days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Allowed Claim.  After such date, all Allowed Claims in respect of voided checks shall be discharged and forever barred and the Reorganized Uno Companies shall retain all monies related thereto.

6.8  Distributions After Effective Date

Distributions made after the Effective Date to holders of Allowed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made in accordance with the terms and provisions of Article 6 of the Plan.

6.9  Setoffs

Other than with respect to the Senior Secured Notes Claims and the DIP Facility Claims (as to which any and all rights in favor of the Debtors or Reorganized Debtors of setoff or recoupment have been waived), the Reorganized Debtors may, but shall not be required to set off, pursuant to applicable non-bankruptcy law, against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights, and causes of action of any nature the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors, of any such claims, rights, and causes of action that the Debtors or the Reorganized Debtors may possess against such holder; provided, further, that nothing contained in the Plan is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of sections 553, 555, 556, 559, 560, or 561 of the Bankruptcy Code or pursuant to the common law right of recoupment.

6.10     Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

6.11     Distribution Record Date

As of the close of business on the Distribution Record Date, registers of the Senior Secured Notes Indenture Trustee shall be closed, and the Senior Secured Notes Indenture Trustee shall have no obligation to recognize any transfers of Claims arising under or related to the Senior Secured Notes Indenture occurring from and after the Distribution Record Date.  Distributions to holders of Senior Secured Notes Claims administered by the Senior Secured Notes Indenture Trustee shall be made by means of book-entry distribution through the facilities of DTC in accordance with the customary practices of the DTC, as and to the extent practicable.  In connection with such book-entry distribution, the Senior Secured Notes Indenture Trustee shall deliver instructions to the DTC directing the DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Secured Note Claims.

6.12     Senior Secured Notes Indenture Trustee as Claim Holder

Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the master proof of claim filed by the Senior Secured Notes Indenture Trustee in respect of the Senior Secured Notes Claims, which Senior Secured Notes Claims shall be deemed Allowed Claims.  Accordingly, any proof of claim filed by a holder of a Senior Secured Notes Claim on account of its Senior Secured Notes Claim shall be deemed disallowed as duplicative of the Senior Secured Notes Indenture Trustee master proof of claim, without further action or Bankruptcy Court order, except to the extent any proof of claim, or a portion of a proof of claim, filed by a holder of a Senior Secured Notes Claim is not included within the master proof of claim filed by the Senior Secured Notes Indenture Trustee.

ARTICLE VII

PROVISION FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN

7.1  Objections to Claims; Prosecution of Disputed Claims

Except insofar as a Claim is Allowed pursuant to the Plan or is purchased pursuant to Section 5.8 of the Plan, the Reorganized Uno Companies may object to the allowance of Claims filed with the Bankruptcy Court with respect to which they dispute liability, priority, and/or amount; provided, however, that the Reorganized Uno Companies (within such parameters as may be established by the New Board) shall have the authority to file, settle, compromise, or withdraw any objections to Claims.  Unless otherwise ordered by the Bankruptcy Court, the Reorganized Uno Companies shall file and serve all objections to Claims as soon as practicable, but, in each instance, not later than ninety (90) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

7.2  Estimation of Claims

Unless otherwise limited by an order of the Bankruptcy Court, any of the Plan Proponents or Reorganized Uno Companies may at any time request that the Bankruptcy Court estimate for final distribution purposes any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any of the Plan Proponents or the Reorganized Uno Companies previously objected to such Claim.  The Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that if the estimate constitutes the maximum limitation on such Claim, any of the Plan Proponents or the Reorganized Uno Companies, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim, and; provided, further, that the foregoing is not intended to limit the rights granted by section 502(j) of the Bankruptcy Code.  All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

7.3  No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed.  This Section 7.3 of the Plan shall not apply to General Unsecured Claims, which shall be governed by Section 5.8 of the Plan.

7.4  Distributions After Allowance

At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan.  Notwithstanding anything herein, in the Disclosure Statement, or the Confirmation Order to the contrary, this Section 7.4 of the Plan shall not apply to General Unsecured Claims.

7.5  Limitations on Amounts to be Distributed to Holders of Deductible Claims

Distributions under the Plan, if any, to each holder of a Deductible Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Deductible Claim is classified.  A holder of a Deductible Claim shall be barred from attempts to collect on such Deductible Claim from the applicable insurance carrier or administrator.  Nothing in this section or this Plan shall constitute a waiver of any claim, debt, right, cause of action, or liability that any entity may hold with respect to the Insured Portion against any other entity, including the Debtors’ insurance carriers, subject to the Claims Purchase.  To the extent permitted by applicable law subject to the Claims Purchase, the holder of an Insured Claim shall have the right with respect to the Insured Portion of such Claim to proceed directly against the applicable Debtor’s or Reorganized Debtor’s insurance carrier.  The Debtors and Reorganized Debtors shall have no liability with respect to the Insured Claims and no Distributions will be made to holders of Insured Claims or the Debtors’ insurance carriers with respect to such Claims.  Notwithstanding anything in this Plan to the contrary, in their sole discretion, the Debtors or

Reorganized Debtors, as the case may be, may pay any Secured Deductible Claim, in Cash, even where no proof of claim is timely filed to prevent any insurance carrier from executing on collateral held by or for the benefit of such insurance carrier.  The treatment set forth in this Section 7.5 shall be in full settlement, release, and discharge of Insured Claims.

ARTICLE VIII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1  Assumption or Rejection of Executory Contracts and Unexpired Leases

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases (including any related guarantees) that exist between the Debtors and any Entity shall be deemed assumed by the Debtors (regardless of whether such executory contracts and unexpired leases are listed on Schedule C (as discussed below)), as of the Effective Date, except for any executory contract or unexpired lease (a) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (b) that previously expired or terminated pursuant to its own terms, (c) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (d) that is specifically designated as a contract or lease to be rejected on Schedule A (executory contracts) or Schedule B (unexpired leases), which Schedules shall be contained in the Plan Supplement; provided, however, that the Plan Proponents reserve the right, on or prior to the Confirmation Date, to amend Schedules A and B to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected.  The Plan Proponents shall provide notice of any amendments to Schedules A and B to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on Schedule A or B shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

8.2  Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases (including any related guarantees) assumed pursuant to Section 8.1 of the Plan, (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Section 8.1 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases, and (c) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan.

8.3  Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Schedule C, which shall be contained in the Plan Supplement, shall set forth Cure Amounts.  Except as may otherwise be agreed to by the parties, Cure Amounts shall be satisfied, in accordance with section 365(b) of the Bankruptcy Code, by the Debtors or Reorganized Uno Companies upon the assumption thereof or as soon as practicable thereafter.  If there is a dispute regarding (a) the nature or amount of any Cure Amount, (b) the ability of the Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the parties to such executory contracts or unexpired leases to be assumed by the Debtors shall have fourteen (14) days from the filing of Schedule C to object to, among other things, the Cure Amount listed by the Debtors.  If there are any objections filed that cannot be resolved by the parties, the Debtors or the Reorganized Debtors shall retain their right to reject any of the executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning a Cure Amount.  Counterparties to contracts contained in Schedule C shall be forever barred from asserting any default under the applicable executory contracts or unexpired leases arising prior to the Effective Date, except for the Cure Amount.

8.4  Inclusiveness

Unless otherwise specified on Schedules A, B, and C, each executory contract and unexpired lease listed or to be listed on Schedules A, B, and C shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on Schedule A, B, and C.

8.5  Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors (or, on and after the Effective Date, the Reorganized Debtors) no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule A or B.  All such Claims not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Uno Companies, and their respective property.

8.6  Insurance Policies

Notwithstanding anything contained in the Plan to the contrary, unless subject to a motion for approval or rejection that has been filed and served prior to the Confirmation Date, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, shall be treated as executory contracts under the Plan and shall be assumed pursuant to the Plan, effective as of the Effective Date.  Nothing contained in this Section 8.6 shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any Entity, including, without limitation, the insurer, under any of the Debtors’ insurance policies.  All other insurance policies shall re-vest in the Reorganized Debtors.

8.7  Survival of the Debtors’ Indemnification Obligations

Any obligations of the Debtors pursuant to their certificates of incorporation and bylaws or organizational documents, as applicable, or any other agreements entered into by any Debtor at any time prior to the Effective Date, to indemnify current and former directors, officers, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors, irrespective of whether such indemnification is owed in connection with an event occurring before or after the Petition Date, shall not be discharged or impaired by confirmation of the Plan.  Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors hereunder and shall continue as obligations of the Reorganized Debtors.  Any Claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

8.8  Survival of Other Employment Arrangements

Notwithstanding anything contained in the Plan to the contrary, unless specifically rejected by order of the Bankruptcy Court, or unless subject to a motion for approval of rejection that has been filed and served prior to the Confirmation Date, the Compensation and Benefit Plans shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan on the same terms, and the Debtors’ obligations under the Compensation and Benefit Plans shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, shall survive confirmation of the Plan, shall remain unaffected thereby, and shall not be discharged in accordance with section 1141 of the Bankruptcy Code; provided, however, that with respect to the Management Agreements, the Reorganized Uno Companies shall either enter into new employment agreements or assume such agreements.  Any default existing under the Compensation and Benefit Plans shall be cured promptly after it becomes known by the Reorganized Debtors.

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN;
IMPLEMENTATION PROVISIONS

9.1  Conditions Precedent to Confirmation

The occurrence of the Confirmation Date is subject to satisfaction of the following conditions precedent:

(a)  Entry of the Disclosure Statement Order.  The Clerk of the Bankruptcy Court shall have entered the Disclosure Statement Order in form and substance acceptable to the Plan Proponents and the Creditors’ Committee, the effectiveness of which shall not have been stayed fourteen (14) days following the entry thereof.

(b)  Proposed Confirmation Order.  The proposed Confirmation Order shall be in form and substance acceptable to the Plan Proponents and the Creditors’ Committee.

(c)  Plan Documents.  All Plan Documents shall be in form and substance acceptable to the Plan Proponents and (i) to the extent a Plan Document affects the purchase of Claims (as described in Section 5.8 of the Plan), the Creditors’ Committee, (ii) to the extent a Plan Document impacts the rights and duties of the Claims Purchasing Agent under the Claims Purchasing Agreement, the Claims Purchasing Agent, and (iii) the Stockholders’ Agreement shall be acceptable in all respects to each member of the Majority Noteholder Group that is to be a party thereunder.

9.2  Conditions Precedent to Effective Date of the Plan

The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

(a)  Entry of the Confirmation Order.  The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Plan Proponents and the Creditors’ Committee, the effectiveness of which shall not have been stayed within fourteen (14) days following the entry thereof, and the Confirmation Order shall be a Final Order.

(b)  Consents Obtained.  The Debtors shall have received all authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement and consummate the Plan and that are required by law, regulation, or order.

(c)  Tail Liability Policies.  The Debtors shall have obtained tail liability policies for the directors and officers of New Uno and the other Reorganized Debtors immediately prior to the Effective Date in amounts and on terms acceptable to the Majority Noteholder Group and the existing board of directors of URHC; provided, however, that the cost of such insurance policies in the aggregate shall not exceed 150% of the aggregate annual premium for the Debtors’ existing director and officer liability policies.

(d)  Consulting Agreement.  The Consulting Agreement, substantially in the form attached to the Restructuring Support Agreement, shall have been executed and be in form and substance acceptable to the Plan Proponents and Centre Partners.

(e)  Funding of the Amounts to Purchase Claims on the Claims Purchase Schedule.  The Claims Purchase Funds, up to the aggregate Claim Purchase Price for all General Unsecured Claims included on the Claims Purchase Schedule as of the Effective Date, shall have been funded by the Debtors to the Claims Purchasing Agent on behalf of the Senior Secured Noteholders.

(f)   Satisfaction of Conditions in Plan and Restructuring Support Agreement.  The Debtors shall have satisfied all other conditions set forth in the Plan and Restructuring Support Agreement, as applicable, including, but not limited to, (i) operation of the Debtors’ businesses in the ordinary course of business and in accordance with a budget approved by the Majority Noteholder Group, in its sole discretion, and (ii) the granting of information sharing rights to the Majority Noteholder Group in form and substance acceptable to the Majority Noteholder Group.

(g)  Governmental Bar Date.  The deadline for governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in respect of prepetition claims against any of the Debtors has occurred and no claims filed by such governmental units would have a material adverse impact on the Reorganized Uno Companies’ projections.

(h)  Execution of Documents; Other Actions.  All other actions and documents necessary to implement the Plan shall have been effected or executed.

9.3  Waiver of Conditions

The Plan Proponents (and, in the case of the Consulting Agreement, Centre Partners), may, to the extent not prohibited by applicable law, waive one or more of the conditions precedent to Confirmation or to the Effective Date set forth in Sections 9.1 and 9.2 of the Plan; provided, however, that with respect to a waiver of the condition to fund the Claims Purchase Funds, no waiver shall occur absent consent of the Creditors’ Committee.

9.4  Failure of Conditions Precedent

Unless otherwise agreed to by the Plan Proponents, in the event that one or more of the conditions specified in Section 9.2 of the Plan have not occurred on or before August 31, 2010, or such later date as agreed upon by the Plan Proponents, in accordance with the terms of the Restructuring Support Agreement and the DIP Facility, (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Debtors’ obligations with respect to Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed to be a waiver or release of any Claims or Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.  For the avoidance of doubt, and notwithstanding anything in the Disclosure Statement or the Plan to the contrary, if the Plan is not confirmed or does not become effective, nothing in the Plan or the Disclosure Statement shall be construed as a waiver of any rights or claims of the Debtors.

ARTICLE X

EFFECT OF CONFIRMATION

10.1    Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in the Debtors’ Estates, including Retained Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens, if any, expressly granted pursuant to the Plan).  On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Causes of Action or interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

10.2    Discharge of Claims and Termination of Interests

Except as otherwise provided in the Plan, the DIP Financing Agreement, the DIP Financing Order, or the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction and discharge of all existing debts and Claims, and shall terminate all Interests, of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, on the Effective Date, all existing Claims against the Debtors and Interests in the Debtors, shall be, and shall be deemed to be satisfied and discharged, and all holders of Claims and Interests shall be precluded and enjoined from asserting against the Reorganized Uno Companies, or any of their respective assets or properties, any other or further Claim or Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest.

10.3    Discharge of Debtors

Upon the Effective Date and in consideration of the Distributions to be made hereunder, except as otherwise expressly provided for in the Plan, the DIP Financing Agreement, the DIP Financing Order, or the Confirmation Order, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have such Claim or Interest satisfied and discharged by the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from asserting against the Debtors or their respective successors or assigns, including, without limitation, the Reorganized Uno Companies, or their respective assets, properties, or interests in property, any discharged Claim or Interest in the Debtors, any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts or legal bases therefore were known or existed prior to the Effective Date regardless of whether a proof of Claim or Interest was filed, whether the holder thereof voted to accept or reject the Plan, or whether the Claim or Interest is an Allowed Claim or an Allowed Interest.

10.4    Injunction on Claims

Except as otherwise expressly provided in the Plan, the Confirmation Order, or such other order of the Bankruptcy Court that may be applicable, all Entities who have held, hold, or may hold Claims or other debt or liability that is discharged or Interests or other right of equity interest that is discharged pursuant to the Plan are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or other debt or liability or Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan against the Debtors or the Reorganized Uno Companies, the Debtors’ Estates, or properties or interests in properties of the Debtors or the Reorganized Uno Companies, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Uno Companies, the Debtors’ Estates or properties, or interests in properties of the Debtors or the Reorganized Uno Companies, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Uno Companies, the Debtors’ Estates or properties, or interests in properties of the Debtors or the Reorganized Debtors, (d) except to the extent provided, permitted, or preserved by sections 553, 555, 556, 559, 560, or 561 of the Bankruptcy Code or pursuant to the common law right of recoupment, asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or the Reorganized Uno Companies, the Debtors’ Estates or properties, or interests in properties of the Debtors or the Reorganized Uno Companies with respect to any such Claim or other debt or liability that is discharged or Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, and (e) taking any actions to interfere with the implementation or consummation of the Plan; provided, however, that such injunction shall not preclude the United States of America, any State, or any of their respective police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America, any state, or any of their respective police or regulatory agencies from obtaining any monetary recovery from the Debtors or the Reorganized Uno Companies, or their respective property or interests in property with respect to any such Claim or other debt or liability that is discharged or Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.  Such injunction shall extend to all successors of the Debtors and the respective properties and interests in property of all of the successors.

10.5    Terms of Existing Injunctions or Stays

Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

10.6    Exculpation

None of the Debtors, the Reorganized Debtors, the Majority Noteholder Group, the Senior Secured Notes Indenture Trustee, the Creditors’ Committee, Centre Partners, the Prepetition Lenders, the Prepetition Administrative Agent, the DIP Lenders, the DIP Agent, and any of their respective directors, officers, employees, managers, partners, members, attorneys, consultants, advisors, and agents (but solely in their capacities as such), shall have or incur any liability to any holder of a Claim or Interest or any other Entity for any act taken or omitted to be taken in connection with, related to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation, approval, or administration of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto, the property to be distributed under the Plan, or any contract, instrument, release, or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions of this Section 10.6 shall not affect the liability of (a) any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct, including, without limitation, fraud and criminal misconduct, (b) the professionals of the Debtors, the Reorganized Debtors, the Majority Noteholder Group, or the Senior Secured Notes Indenture Trustee to their respective clients pursuant to applicable codes of professional conduct, or (c) any of such Entities with respect to any act or omission prior to the Petition Date, except as otherwise expressly set forth elsewhere in the Plan.  Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

10.7     Preservation of Causes of Action / Reservation of Rights

(a)  Except with respect to Released Actions, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release, or the relinquishment of any rights of Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law.

(b)  Except with respect to Released Actions, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release, or relinquishment of any Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.8     Injunction on Causes of Action

Except as provided in the Plan, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any Causes of Action, whether directly, derivatively, on account of or respecting any debt or Cause of Action of the Debtors or the Reorganized Debtors which the Debtors or the Reorganized Debtors, as the case may be, retain sole and exclusive authority to pursue in accordance with Section 10.7 of the Plan or which has been released pursuant to the Plan.

10.9     Releases By The Debtors

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, to the extent permitted by applicable law, for good and valuable consideration, the Debtors and the Reorganized Debtors shall and shall be deemed to completely and forever release, waive, void, extinguish, and discharge all Released Actions (other than the rights to enforce the Plan and any right or obligation hereunder, and the securities, contracts, instruments, releases, indentures, and other agreements delivered hereunder or contemplated hereby), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan that may be asserted by or on behalf of the Debtors or Reorganized Debtors or their respective Estates against the Released Parties; provided, however, that all Released Actions shall be retained in connection with the defense against any Claim asserted against the Debtors, provided that the retention of such Released Actions shall not result in any affirmative recovery for the Debtors or the Reorganized Debtors nor affect the Claims Purchase; provided, further, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, intentional fraud, or criminal conduct of any Entity as determined by a Final Order entered by a court of competent jurisdiction.

10.10   Releases By The Holders of Claims and Interests

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, to the extent permitted by applicable law, for good and valuable consideration, each holder of a Claim that (a) (i) votes to accept the Plan (or is deemed to accept the Plan) and (ii) agrees to provide releases of the Released Parties under the Plan, or (b) otherwise has its Claim purchased pursuant to the Claims Purchase set forth herein, shall be deemed to release, waive, void, extinguish, and discharge, unconditionally and forever, all Released Actions (other than the rights to enforce the Plan, and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder or contemplated hereby), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan, that otherwise may be asserted against the Released Parties; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, intentional fraud, or criminal conduct of any such person or entity as determined by a Final Order entered by a court of competent jurisdiction.

ARTICLE XI

RETENTION OF JURISDICTION

11.1     Retention of Jurisdiction

The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following purposes:

(a)  to resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan, to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

(b)  to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

(c)  to determine any and all motions, adversary proceedings, applications, and contested or litigation matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized Uno Companies prior to or after the Effective Date (which jurisdiction shall be non-exclusive as to any non-core matters);

(d)  to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e)  to hear and determine any timely objections to Claims and Interests, including any objections to the classification of any Claim or Interest, and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

(f)  to resolve any Disputed Claims;

(g)  to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

(h)  to issue such orders in aid of consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(i)  to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(j)  to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date under sections 330, 331, and 503(b) of the Bankruptcy Code and any disputes related to the post-Effective Date fees and out-of-pocket expenses of counsel to the Creditors’ Committee incurred in connection with carrying out the provisions of the Plan;

(k)  to hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity’s obligations incurred in connection with or released under the Plan;

(l)  to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(m)  to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement;

(n)  to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(o)  to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(p)  to determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

(q)  to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(r)  to enter a final decree closing the Chapter 11 Cases;

provided, however, that the foregoing is not intended to (1) expand the Bankruptcy Court’s jurisdiction beyond that allowed by applicable law, (2) impair the rights of an Entity to (i) invoke the jurisdiction of a court, commission, or tribunal, including, without limitation, with respect to matters relating to a governmental unit’s police and regulatory powers, and (ii) contest the invocation of any such jurisdiction; provided, however, that the invocation of such jurisdiction, if granted, shall not extend to the allowance or priority of Claims or the enforcement of any money judgment against a Debtor or a Reorganized Debtor, as the case may be, entered by such court, commission, or tribunal, and (3) impair the rights of an Entity to (i) seek the withdrawal of the reference in accordance with 28 U.S.C. § 157(d) and (ii) contest any request for the withdrawal of reference in accordance with 28 U.S.C. § 157(d).

ARTICLE XII

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

12.1     Modification of the Plan

The Plan Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan, the Plan Supplement, or any exhibits to the Plan at any time prior to entry of the Confirmation Order, including, without limitation, to exclude one (1) or more Debtors from the Plan; provided, however, that (a) any such amendments or modifications with respect to matters relating to the Claims Purchase or General Unsecured Claims shall be subject to the consent of the Creditors’ Committee, (b) any such amendments or modifications with respect to matters relating to the Consulting Agreement shall be subject to the consent of Centre Partners, and (c) any such amendments or modifications with respect to matters relating to the treatment of DIP Financing Claims shall be subject to the consent of the DIP Agent.  Upon entry of the Confirmation Order, the Plan Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section

1127(b) of the Bankruptcy Code, including, without limitation, to exclude one (1) or more Debtors from the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan; provided, however, that (a) any such amendments or modifications with respect to matters relating to the Claims Purchase or General Unsecured Claims shall be subject to the consent of the Creditors’ Committee and (b) any such amendments or modifications with respect to matters relating to the Consulting Agreement shall be subject to the consent of Centre Partners.  A holder of a Claim that has adopted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

12.2     Revocation or Withdrawal of the Plan

(a)  The Plan may be revoked or withdrawn by the Plan Proponents prior to the Effective Date.

(b)  If the Plan is revoked or withdrawn prior to the Effective Date, the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1     Effectuating Documents and Further Transactions

Each of the Debtors and the Reorganized Uno Companies is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

13.2     Withholding and Reporting Requirements

In connection with the consummation of the Plan and all instruments issued in connection herewith and distributed hereunder, the Debtors, the Reorganized Uno Companies, or any Disbursing Agent, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

13.3     Plan Supplement

Each of the documents contained in the Plan Supplement shall be acceptable in all respects to the Plan Proponents, to the extent any of such documents impact the Claims Purchase, the Creditors’ Committee, and, to the extent any of such documents impact the rights and duties of the Claims Purchasing Agent under the Claims Purchasing Agreement, the Claims Purchasing Agent.  Except as may otherwise be agreed by the Plan Proponents and, with respect to documents that impact that Claims Purchase, by the Plan Proponents and the Creditors’ Committee, the Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan; provided, however, that the Plan Proponents may amend (a) Schedules A, B, and C through and including the Confirmation Date and (b) each of the other documents contained in the Plan Supplement, subject to Section 12.1 of the Plan, through and including the Effective Date in a manner consistent with the Plan and Disclosure Statement.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement on the Debtors’ website at www.kccllc.net/Uno.

13.4     Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Department of Justice, Office of the United States Trustee, until such time as a Chapter 11 Case for a Debtor shall be closed in accordance with the provisions of Section 13.17 of the Plan.  Notwithstanding Section 5.1 of the Plan, the Debtors shall pay all of the foregoing fees on a per-Debtor basis.

13.5     Payment of Post-Effective Date Fees of Senior Secured Notes Indenture Trustee and Claims Purchasing Agent

The Reorganized Debtors shall pay all reasonable fees, costs, and expenses incurred by the Senior Secured Notes Indenture Trustee after the Effective Date in connection with the distributions required pursuant to the Plan, including, but not limited to, the reasonable fees, costs, and expenses incurred by the Senior Secured Notes Indenture Trustee’s professionals in carrying out the Senior Secured Notes Indenture Trustee’s duties as provided for in the Senior Secured Notes Indenture.  In addition, the Reorganized Debtors shall pay all reasonable fees, costs, and expenses incurred by the Claims Purchasing Agent after the Effective Date, in accordance with the Claims Purchasing Agreement.  The foregoing fees, costs, and expenses of the Senior Secured Notes Indenture Trustee and the Claims Purchasing Agent shall be paid by the Reorganized Debtors in the ordinary course, upon presentation of invoices by the Senior Secured Notes Indenture Trustee and the Claims Purchasing Agent, respectively, and without the need for approval by the Bankruptcy Court.

13.6     Dissolution of Creditors’ Committees and Cessation of Fee and Expense Payment

Upon the Effective Date, the Creditors’ Committee shall dissolve automatically (except with respect to the resolution of Professional Compensation and Reimbursement Claims and matters related to the Claims Purchase and General Unsecured Claims, for which counsel to the Creditors’ Committee shall be entitled to reasonable fees and out-of-pocket expenses, to be paid in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court), and members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to the Chapter 11 Cases and under the Bankruptcy Code.

13.7     Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, such Reorganized Debtors for all taxable periods through the Effective Date.

13.8     Post-Effective Date Fees and Expenses

From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, (a) retain professionals and (b) pay the reasonable fees and expenses (including reasonable professional fees and expenses) incurred by the Reorganized Debtors related to implementation and consummation of or consistent with the provisions of the Plan.

13.9     Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.10   Severability

If, prior to the Confirmation Date, any term or provision of the Plan shall be held by the Bankruptcy Court to be invalid, void, or unenforceable, including, without limitation, the inclusion of one (1) or more Debtors in the Plan, the Bankruptcy Court shall, at the request of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.11   Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or document contained in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without regard to any conflicts of law provisions that would require the application of the law of any other jurisdiction.

13.12   Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.13   Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

13.14   Solicitation of the Plan

As of and subject to the occurrence of the Confirmation Date:  (a) the Plan Proponents shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, section 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, and (b) the Debtors, the Majority Noteholder Group, the Creditors’ Committee, the DIP Agent, the DIP Lenders, the Senior Secured Notes Indenture Trustee, and holders of Allowed Senior Secured Notes Claims, and each of their respective directors, officers, employees, affiliates, agents, members, managers, partners, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

13.15   Exhibits/Schedules

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

13.16   Notices

All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors, the Creditors’ Committee, the Majority Noteholder Group, and the DIP Agent shall, to be effective, be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors or the Reorganized Debtors, to:

Uno Restaurant Holdings Corporation
100 Charles Park Road
Boston, MA 02132
Facsimile No.: (617) 218-5375
Telephone:  (617) 323-9200
Attn:    Louie Psallidas

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Facsimile No.:  (212) 310-8007
Telephone:  (212) 310-8000
Attn:    Christopher Aidun
 Joseph H. Smolinsky

If to the Creditors’ Committee, to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, NY 10036
Facsimile No.:  (212) 937-2151
Telephone:  (212) 479-6000
Attn:     Jay R. Indyke
Jeffrey Cohen

If to the Majority Noteholder Group, to:

Twin Haven Capital Partners, LLC
11111 Santa Monica Boulevard, Suite 525
Los Angeles, CA 90025
Facsimile No.:  (310) 689-5199
Telephone:  (310) 689-5100
Attn:     Robert Webster

Coliseum Capital Management, LLC
767 Third Avenue, 35th Floor
New York, NY 10017
Facsimile No.:  (212) 644-1001
Telephone:  (212) 488-5555
Attn:     Adam Gray

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Facsimile No.:  (212) 872-1002
Telephone:  (212) 872-1000
Attn:     Michael Stamer
Philip Dublin
Kristina Wesch

If to the DIP Agent, to:

Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Facsimile No.:  (617) 951-8736
Telephone:  (617) 951-8117
Attn:     Julia Frost-Davies
Andrew J. Gallo

13.17   Closing of the Chapter 11 Cases

The Reorganized Debtors shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

13.18   Section Headings

The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

13.19   Inconsistencies

To the extent of any inconsistencies between the information contained in the Disclosure Statement and the terms and provisions of the Plan, the terms and provisions contained herein shall govern.

Dated:	New York, New York
June 29, 2010

Uno Restaurant Holdings Corporation and Its Affiliated Debtors and Debtors in Possession

		By:	/s/ Louie Psallidas
			Name:	Louie Psallidas
			Title:	Authorized Officer

Twin Haven Special Opportunities Fund II, L.P. Twin Haven Special Opportunities Fund III, L.P. By: Twin Haven Capital Partners, LLC, as Investment Manager

		By:	/s/ Robert B. Webster
			Name:	Robert B. Webster
			Title:	Managing Member

Blackwell Partners, LLC By: Coliseum Capital Management, LLC, as Attorney-in-Fact

		By:	/s/ Adam L. Gray
			Name:	Adam L. Gray
			Title:	Managing Director

Coliseum Capital Partners, L.P. By: Coliseum Capital, LLC, Its General Partner

		By:	/s/ Adam L. Gray
			Name:	Adam L. Gray
			Title:	Managing Director